An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated _________2020

Sugarmade, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

sugarmade.com

750 Royal Oaks Dr., Suite 108, Monrovia, CA 91016

(888) 982-1628

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

0000919175	94-3008888
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 3 ,000,000,000 Shares at $0.001 per Share

This is a public offering of up to $ 9 ,000,000 in shares of Common Stock of Sugarmade, Inc. at a price between $0.001 to $0.003 to be determined upon qualification.

Our Common Stock currently trades on the OTC Pink market under the symbol “SGMD” and the closing price of our Common Stock on November 10, 2020 was $0.0017 . Our Common Stock currently trades on a sporadic and limited basis.

This offering is being conducted on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold in this offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Offers and sales of our common stock will be made by our management who will not receive any commissions or other remunerations for their efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for our common stock, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our common stock, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See "Plan of Distribution" in this offering circular. The proceeds of the offering will be disbursed to us and the purchased shares will be disbursed to the investors. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities and Exchange Commission. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. There is no escrow established for this Offering.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Sugarmade, Inc.

Our Company

Sugarmade, Inc. (hereinafter referred to as “we’’, ’‘us” or “the/our Company’’) is a publicly-traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates much of its business activities through our subsidiary, SWC Group, Inc., a California corporation (“SWC’’). Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today.

Shares of our common stock are quoted on the OTCQB Venture Market, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”.  Our corporate website is www.Sugarmade.com.

As of the date of this offering circular , we are involved in two main business areas including:

1) The supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, and as an importer of non-medical personal protection equipment to business and consumers, and,

2) As an investor in the Budcars licensed cannabis delivery service brand (“Budcars” or the “Budcars Brand”) and as a joint owner and joint operator in Budcar’s first operating location in Sacramento, California. During early 2020, the Company gained a 40% stake in the Budcars Brand and in the Sacramento delivery operations via acquiring a 40% stake in Indigo Dye Group (“Indigo”). Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars, upon which will provide the Company with a controlling interest. As of the date of this offering circular, the option has not yet been exercise and the Company’s stake in Budcars is at 40%.

Our legacy business operation, CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants (the “Quick Service Restaurant Sector”).  Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons, and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009.  Our products are viewable on our website: www.CarryOutSupplies.com. We have recently expanded the CarryOutSupplies.com operation to include non-medical personal protective equipment, which we also offer via our website. Additional information on CarryOutSupplies.com is provided in the “Business” section, beginning on Page 21, of this offering circular .

Sugarmade is an investor in the Budcars Brand and in the brand’s first operating location in Sacramento, California. During February 2020, the Company entered into a definitive agreement with Indigo to acquire the 40% stake in the Budcars Brand and in the Sacramento operation location (the “Indigo Agreement). As is noted above, and is outlined in the Indigo Agreement, and is attached hereto, the Company also gained an option to acquire and additional 30% of the Budcars Brand and Sacramento operation. Since that time, Sugarmade shares in the operational responsibilities of the both the brand and in the operating location.

Cannabis is already one of the fastest-growing markets in the world and in the United States.  According to cannabis industry research firms Archview Market Research (“Archview”) and BDS Analytics, worldwide legal cannabis spending hit $14.9 billion in 2019, up from $10.2 billion in 2018 and is projected to grow to $42.7 billion by 2024. According Archview, the legal cannabis market grew by 46% in 2019 despite challenges caused by overregulation and overtaxing in the two biggest markets; California and Canada. According to Fortune Business Insights, during 2019, the cannabis market produced approximately $100 billion in U.S sales.  Growth over the next few years is expected to top 32% compounded annually.  The U.S. cannabis segment has clearly been one of the fastest-growing markets within the American economy over the past 50 years.  The California market clearly leads the U.S. market with the legal California market worth at least $13 billion annually with strong growth continuing. Additional information on our delivery service operation is provided in the “Business” section, beginning on Page 21, of this offering circular.

THE OFFERING

Common Stock we are offering	3,000,000,000 shares at $0.001 to $0.003 per share
Common Stock outstanding before this Offering	3,103,636,740 Common Stock, par value $0.001

Use of proceeds	The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital for expansion of new Budcars locations, obtain government licenses, purchase of real estate, expansion into cultivation and marketing our products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this offering circular , there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern. Our auditors, L&L CPAs, have indicated in their report on the Company’s financial statements for the fiscal year ended June 30, 2020, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, continued growth, improved operating margins and our ability to profitably meet service commitments. If we are unable to achieve these goals, our business would be jeopardized and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

We face risks associated with strategic acquisitions.

Our business strategy includes strategically acquisitions of businesses and assets, some of which may be material. We plan to investigate and acquire strategic businesses with the potential to be accretive to earnings, increase our market penetration, brand strength and our market position or enhancement our existing product offerings. There can be no assurance that we will be able to identify or successfully complete transactions with suitable acquisition candidates in the future.

These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

●	Any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;
●	We may incur or assume significant debt in connection with our acquisitions;
●	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and
●	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

Additionally, if we were to undertake a substantial acquisition, the acquisition would likely need to be financed in part through additional financing from banks, through possible public offerings or private placements of debt or equity securities or through other arrangements. There can be no assurance that the necessary acquisition financing would be available to us on acceptable terms if and when required.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. We may also unknowingly inherit liabilities from acquired businesses or assets that arise after the acquisition and that are not adequately covered by indemnities. Following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our financial condition and results of operations.

We may have difficulties integrating acquisitions or identifying new acquisitions.

A major part of our strategy is to grow through acquisition. However, we may be unable to identify and consummate additional acquisitions or may be unable to successfully integrate and manage the product lines or businesses that we have recently acquired or may acquire in the future. In addition, we may be unable to achieve a substantial portion of any anticipated cost savings from acquisitions or other anticipated benefits in the timeframe we anticipate, or at all. Moreover, any acquired product lines or businesses may require a greater than anticipated amount of trade, promotional and capital spending. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, personnel turnover and the diversion of management’s attention from other business concerns. Any inability by us to integrate and manage any product lines or businesses that we have recently acquired or may acquire in the future in a timely and efficient manner, any inability to achieve a substantial portion of any anticipated cost savings or other anticipated benefits from these acquisitions in the time frame we anticipate or any unanticipated required increases in trade, promotional or capital spending could adversely affect our business, consolidated financial condition, results of operations or liquidity. Moreover, future acquisitions by us could result in our incurring substantial additional indebtedness, being exposed to contingent liabilities or incurring the impairment of goodwill and other intangible assets, all of which could adversely affect our financial condition, results of operations and liquidity.

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital, including debt convertible into equity capital, to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their shares of Common Stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues, loses and/or earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

·	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.
·	Our ability to source strong opportunities with sufficient risk adjusted returns.
·	Our ability to manage our capital and liquidity requirements based on changing market conditions.
·	The amount and timing of operating and other costs and expenses.
·	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the period ended September 30, 2020, we incurred a net income of $1,278,812 and had an accumulated deficit of $67,159,520. For the fiscal year ended June 30, 2020 we incurred a net loss of $21,534,562 and had an accumulated deficit of $68,438,332. For the fiscal year ended June 30, 2019, we incurred a net loss of $12,229,151 and had an accumulated deficit of $47,088,950. Although we have generated substantial revenues, these are insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We do not have sufficient cash on hand.

As of September 30, 2020 and June 30, 2020, we had $681,093 and $441,004 cash on hand, respectively.  These cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need at least $1,476,500 in cash from either investors or operations. While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

The success of our new and existing products and services is uncertain.

We expect to continue to commit significant resources and capital to develop and market existing and new products, services and enhancements. These products and services are relatively untested, and there is no assurance that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may face significant competition with new and existing competitors. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements could seriously harm our business, financial condition and results of operations. In addition, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. Moreover, if we fail to accurately project demand for our new or existing products, we may encounter problems of overproduction or underproduction which would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

Third-party suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on international third-party suppliers, including in The People’s Republic of China, for materials used to assemble our products. Changing federal tariffs could adversely affect our international third-party suppliers. We cannot predict the nature of any future tariffs, laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our suppliers and our business. These suppliers could increase prices to us, fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to tariffs or resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

Even if we expand our customer base, there is no assurance that we will continue to make a profit.

Our revenue growth has been derived from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. Even if we obtain more customers, there is no guarantee that we will be able to continue to generate a profit. Because we have limited capital, we may be required to limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. If we cannot market our new and existing products and services profitably, we may have to limit or suspend or cease operations.

Even if we are able to expand our business operations, we may be unable to successfully manage our future growth.

If we are able to continue expanding our operations, we may experience periods of rapid growth that will require additional resources. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and develop further physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with the business objectives could have a material adverse effect on our business and results of operations.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

If we are not able to raise enough funds through the Investment Agreement or other sources, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing other than the Investment Agreement, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the Investment Agreement, due to the conditions of the Investment Agreement we cannot guarantee that we will be able to raise money through the use of the Investment Agreement or that we will be able to utilize the full Investment Agreement.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure you that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against to possible third-party claims. This is due to the significant lack availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.

We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers. Due to competition or other factors, we could lose future business from our customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We import many of our products from Asian counties, including the People’s Republic of China. Disruptions or a change in the tariff situation may negatively affect our business

Many of the products we market are manufactured in Asian countries and are then imported to our facilities in the United States and ultimately sold to our customers. There can be no assurance of the reliability of such channels and disruption would likely have a significant impact on our business operations, our ability to retain customers and on our ability to generate profits. A significant change in trade tariffs could also negatively affect our business operations.

 If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

From time to time, we may receive complaints from customers regarding our goods and services. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. Liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. We may be in the chain of ownership when we supply or distributes products, and therefore is subject to the risk of being held legally responsible for such products. Given the nature of these products (including their relation to cannabis or for other reasons), these claims may not be subject to insurance coverage or covered by insurance policies. Any resulting litigation, regardless of the merits or eventual outcome, could decrease demand for our products, result in product recalls or withdrawals, be costly, divert management attention, result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any litigation or even negative publicity generated as a result of customer frustration or disagreement with the products or services could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

Our recent investment into Budcars, which operates in the regulated market for cannabis, could subject the Company to federal regulation and enforcement of medical and adult use cannabis products, thus negatively impacting our ability to generate profits.

The Company, and its investment in Budcars, could be impacted by government regulation of cannabis products. As a result of our current ownership position in Budcars, and the possibility of expanding this ownership position, several state and federal regulations could impact our business operations and our ability to generate both revenues and profits.

As of December 2019, there are a total of 33 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. Of these states, 11 have decriminalized adult use cannabis legislation. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks accepted safety for use under medical supervision.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California and Nevada, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with applicable California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA. We have obtained the necessary permits and licenses to expand our existing business to distribute marijuana in compliance with the laws in the State of California. Despite the changes in state laws, marijuana remains illegal under federal law. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

We are monitoring the Trump administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Since the start of the new Congress in January 2019, there have been positive discussions about the Federal Government’s approach to cannabis. The DOJ has not signaled any change in its enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Variations in state and local regulation may negatively impact our revenues and prospective profits. We are subject to various state and local regulations.

State and local laws do not always conform to the federal standard. In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018 the California Bureau of Cannabis Control enacted regulations to implement the AUMA.

If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our investment into the Budcars operations and the ability for Budcars to generate revenues and profits.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us or the Budcars operation to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations and/or those of Budcars. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We are not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold by Budcars, which could affect its future revenues and thus our ability to report profits.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. Adherence to these regulations may affect the revenues and profits of the Budcars operation and our ability to recognize profits from our investment in Budcars.

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cashflows.

Since the commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISK ASSOCIATED WITH OUR INDUSTRY

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

RISKS RELATED TO THE SECURITIES MARKETS AND OWNERSHIP OF OUR EQUITY SECURITIES

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;
●	our ability to execute our business plan;
●	operating results below expectations;
●	our issuance of additional securities, including debt or equity or a combination thereof;
●	announcements of technological innovations or new products by us or our competitors;
●	loss of any strategic relationship;
●	industry developments, including, without limitation, changes in healthcare policies or practices;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results; and
●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 10,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 3,103,636,740 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Delaware General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;
●	our business’ financing plans and the availability of capital;
●	potential growth opportunities available to our business;
●	the risks associated with potential acquisitions by us;
●	the recruitment and retention of our officers and employees;
●	our expected levels of compensation;
●	the effects of competition on our business; and
●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $23,500. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,250,000), 50% of the Maximum Offering proceeds raised ($4,500,000), 75% of the Maximum Offering proceeds raised (6,750,000) and the Maximum Offering proceeds raised of ($9,000,000) through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Net Proceeds	$2,226,500	4,476,500	6,726,500	$8,976,500
Acquisition of Real Estate and Cannabis Licenses*	$642,858	$1,285,715	$1,927,073	$2,571,429
Capital Expenditures	$964,286	$1,928,571	$2,892,857	$3,857,144
Working Capital	$607,607	$1,250,465	$1,894,821	$2,536,178

*We are planning to use the proceeds for expansion of Budcars, which includes partnership with current licensees with option to purchase either their license in the future and/or Real estate, and not limited to vertical integration with cultivation and in house manufacturing that allow the cultivator the ability to package and process the crops in house. We don’t have plan to purchase an extraction facility at this time, however we did announce on a press release that, we do have plan to apply and build out an cultivation facility using Micro-Businesses License on a space that is adjacent to the current Budcar location, and the Real estate is currently owned by the partner of Budcars “Mr. Clinton Walker”.

A Cannabis Microbusiness is a business that engages in at least 3 of the following 4 activities:

•	Cultivation (area less than 10,000 square feet)
•	Manufacturing (level 1), Manufacturing (level 6)
•	Distribution
•	Retail

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.001 per share for a maximum raise of $3,000,000. The numbers are based on the total issued and outstanding shares of Common Stock as of October 31, 2020 and the balance sheet as of September 30, 2020.

	25%	50.00%	75%	100%
Net Value	($4,043,777.00)	($3,293,777.00)	($2,543,777.00)	($1,793,777.00)
# Total Shares	3,778,301,996	4,528,301,996	5,278,301,996	6,028,301,996
Net Book Value Per Share	($0.0011)	($0.0007)	($0.0005)	($0.0003)
Increase in NBV/Share	$0.0005	$0.0008	$0.0011	$0.0013
Dilution to new shareholders	$0.0021	$0.0017	$0.0015	$0.0013
Percentage Dilution to New	207.03%	172.74%	148.19%	129.76%

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.003 per share for a maximum raise of $9,000,000. The numbers are based on the total issued and outstanding shares of Common Stock as of October 31, 2020 and the balance sheet as of September 30, 2020.

	25%	50.0%	75%	100%
Net Value	($2,543,777.00)	($293,777.00)	$1,956,223.00	$4,206,223.00
# Total Shares	3,778,301,996	4,528,301,996	5,278,301,996	6,028,301,996
Net Book Value Per Share	($0.0007)	($0.0001)	$0.0004	$0.0007
Increase in NBV/Share	$0.0009	$0.0015	$0.0019	$0.0023
Dilution to new shareholders	$0.0037	$0.0031	$0.0026	$0.0023
Percentage Dilution to New	122.44%	102.16%	87.65%	76.74%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, SWC. As of the date of this filing, we had no other operations other than those of SWC.

Results of Operations

The following table sets forth the results of our operations for the three months ended September 30, 2020 and 2019.

	For the three months ended
	September 30,
	2020	2019

Net Sales	$2,146,326	$753,974
Cost of Goods Sold:	1,028,815	492,168
Gross profit	1,117,512	261,806
Operating Expenses	1,987,763	1,203,629
Loss from Operations	(870,251)	(941,823)
Other non-operating Income (Expense):	2,150,227	(1,085,728)
Net Income (Loss)	1,279,977	(2,027,551)
Less: net income attributable to the noncontrolling interest	1,165	—
Net Income (Loss) attributed to Sugarmade, Inc.	$1,278,812	$(2,027,551)

Revenues

For the three months ended September 30, 2020 and 2019, revenues were $2,146,326 and $753,974, respectively. The increase was primarily due to the new cannabis delivery business.

Cost of goods sold

For the three months ended September 30, 2020 and 2019, costs of goods sold were $1,028,815 and $492,168 respectively. The increase was primarily due to the cost of the new cannabis delivery business.

Gross profit

For the three months ended September 30, 2020 and 2019, gross profit was $1,117,512 and $261,806, respectively. The increase was primarily due to the new cannabis delivery business.

Operating expenses

For the three months ended September 30, 2020 and 2019, operating expenses were $1,987,763 and $1,203,629, respectively. The increase was due to the cannabis delivery business incurred more expenses.

Other non-operating income (expense)

The Company had total other non-operating income (expense) of $2,150,227 and $(1,085,728) for the three months ended September 30, 2020 and 2019, respectively. The increase in non-operating income is related to the accounting for the changes in derivative liabilities due to conversions.

Net income (loss)

Net income totaled $1,279,977 for the three months ended September 30, 2020, compared to a net loss totaling $2,027,551 for the three-month ended September 30, 2019. The increase was mainly due to the accounting for the changes in derivative liabilities due to conversions.

Net income attributable to Sugarmade, Inc. totaled $1,278,812 for the three months ended September 30, 2020, compared to a net loss attributable to Sugarmade, Inc. totaled $2,027,551 for the three-month ended September 30, 2019. The increase was mainly due to the accounting for the changes in derivative liabilities due to conversions.

Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity and convertible notes payable. As of September 30, 2020, our Company had cash balance of $681,093, current assets totaling $2,724,653 and total assets of $4,243,737. We had current and total liabilities totaling $7,895,692 and $9,047,986, respectively. Stockholders’ equity reflected a deficiency of $4,804,249.

The following is a summary of cash provided by or used in each of the indicated types of activities during the three months ended September 30, 2020 and 2019:

	2020	2019
Cash (used in) provided by:
Operating activities	$(1,429,333)	$(913,850)
Investing activities	(38,594)	—
Financing activities	1,708,015	1,106,312

Net cash (used in) provided by operating activities was $(1,429,333) for the three months ended September 30, 2020, and $(913,850) for the three months ended September 30, 2019.

Net cash (used in) provided by investing activities was $(38,594) for the three months ended September 30, 2020, and $nil for the three months ended September 30, 2019.

Net cash (used in) provided by financing activities was $1,708,015 for the three months ended September 30, 2020 and $1,106,312 for the three months ended September 30, 2019.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreement or source of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2020. We will be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company. We are however continually evaluating the production processes of our third-party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

The following table sets forth the results of our operations for the years ended June 30, 2020 and 2019. Certain columns may not add due to rounding.

	For the years ended June 30
	2020	2019
Revenues, net	4,362,585	4,367,644
Cost of goods sold:	2,851,940	3,368,659
Gross margin	1,510,645	1,268,985
Operating Expense	13,636,221	6,184,062
Loss from operations	(12,125,567)	(4,915,077)
Non-operating income (expense):	(9,408,994)	(7,314,073)
Net Income (Loss)	(21,534,562)	(12,229,151)
Less: net loss attributable to the noncontrolling interest	(195,416)	—
Net Loss attributable to SugarMade Inc.	(21,339,146)	(12,229,151)

Revenues

For the years ended June 30, 2020 and 2019, revenues were $4,362,585 and $4,637,644 respectively. The decrease was primarily due to COVID 19 crisis which had significant impact on the restaurant supply industry.

Cost of goods sold

For the years ended June 30, 2020 and 2019, cost of goods sold were $2,851,940 and $3,368,659 respectively. The decrease was primarily due to COVID 19 crisis which had significant impact on the restaurant supply industry.

Gross profit

For the years ended June 30, 2020 and 2019, gross profit was $1,510,645 and $1,268,985, respectively. The increase was primarily due to the higher margin from Indigo dye business. The gross profit margin was 34.63% and 27.36%, respectively, for the years ended June 30, 2020 and 2019.

Operating expenses

For the years ended June 30, 2020 and 2019, selling, general and administrative expenses were $13,636,221 and $6,184,062 respectively. The increase was attributable to issuing of the common stock compensation expenses for employees, legal, and consulting fees.

Other non-operating expense

The Company had total non-operating expense of $9,408,994 and $7,314,073 for the years ended June 30, 2020 and 2019, respectively. The increase in non-operating income is related to the accounting for derivative liabilities.

Net loss

Net loss totaled $21,534,562 for the year ended June 30, 2020, compared to a net loss of $12,229,151 for the year ended June 30, 2019. The increase was attributable to issuing all of the stock compensation expenses for employees, legal, and consulting fees.

  Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity, loans and convertible notes payable. As of June 30, 2020, our Company had a cash balance of $441,004, current assets of $1,912,659 and total assets of $3,507,062. We had current liability of $11,680,260 and total liabilities of $12,645,935. Stockholders’ deficit reflected of $9,138,875.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended June 30, 2020 and 2019:

Cash (used in) provided by:	2020	2019
Operating activities	$(1,984,876)	$(2,323,231)
Investing activities	(132,494)	(351,395)
Financing activities	2,524,003	2,666,876

Net cash used in operating activities was $1,984,876 for the year ended June 30, 2020, and $2,232,231 for the year ended June 30, 2019. The decrease was attributable to the increased net loss, increased cash outflow on stock compensations, and change in fair value of derivative liability.

Net cash used in investing activities for the year ended June 30, 2020 and 2019 was $132,494 and $351,395, which was for the purchase of fixed assets.

Net cash provided by financing activities totaled $2,524,003 for the year ended June 30, 2020. Net cash provided by financing activities totaled $2,666,876 for the year ended June 30, 2019. The decrease in cash inflow in 2020 was mainly due to decreased proceeds from selling of common shares.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreements or other sources of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve (12) months is approximately $5,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2019. We will be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures

Our current plans do call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment and employees as it is part of the requirement to build the infrastructure needed to support the current growth. At the same time, we will continually evaluating the production processes of our third (3rd) party contract manufacturers to determine if there are investments, we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

FOR THE YEAR ENDED JUNE 30, 2020 AND 2019:

Critical Accounting Policies Involving Management Estimates and Assumptions

Use of Fair Value

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level l - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activities.

Use of Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Background on FASB’s Development of New Revenue Recognition Standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard.

Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $134,517 as of June 30, 2020 and of $218,145 as of June 30, 2019.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market. We value inventories using the weighted average costing method (approximate FIFO costing method). We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed principally using accelerated and straight-line methods using lives of 5 years for machine and equipment, 2-5 years for vehicles, 3-5 years for production, and 1.5-5 years for land improvements.

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the years ended June 30, 2020 and 2019.

Intangible assets, net

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset’s useful life and the impact of an event or circumstance on either an asset’s useful life or carrying value involve significant judgment.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a Lattice Binomial model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. Refer to note 9 for details.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.

Loss Per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive. As of June 30, 2020, there are approximately 1,974,584,090 potential shares issuable upon conversion of convertible debts and PPM, and 10,578,880 shares of warrants were excluded in calculating diluted loss per share for the year ended June 30, 2020 due to the fact that issuance of the shares is anti-dilutive as a result of the Company’s net loss.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of June 30, 2020.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company will adopt this standard with an effective date of July 1, 2019 using the prospective adoption approach.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Stock-based Compensation: Improvements to Nonemployee Share-based Payment Accounting, which amends the existing accounting standards for share-based payments to nonemployees. This ASU aligns much of the guidance on measuring and classifying nonemployee awards with that of awards to employees. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. This ASU becomes effective in the first quarter of fiscal year 2019 and early adoption is permitted but no earlier than an entity’s adoption date of ASC 606. Entities will apply the ASU by recognizing a cumulative-effect adjustment to retained earnings as of the adoption date. The Company adopted this update on July 1, 2018 and the adoption had no material impact to the Company’s consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

The FASB recently issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives.

In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract.

The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for public entities that meet the definition of an SEC filer, excluding smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. We are still evaluating the impact this guidance will have on our consolidated financial statements.

Related Party Transactions

On January 23, 2013, the Company entered into a promissory note with its former employee who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bore no interest. The note was payable upon demand. As of June 30, 2020 and June 30, 2019, this note had a balance of $15,427.

On January 14, 2015, the Company entered into a promissory note with Richard Ko (an employee of the Company, who owns less than 5% of the Company’s stock). The principle amount was $30,000 and the note bore no interest. The note had a term of one (1) year and was due on January 14, 2016, and became payable upon demand after January 14, 2016. As of June 30, 2020 and June 30, 2019, this note had a balance of $0 and $20,000, respectively.

As of June 30, 2020 and June 30, 2019, the Company had an outstanding balance of notes payable due to related parties of $15,427 and $38,000, respectively.

On July 7, 2016, SWC received a loan in total amount of $30,000 from an employee. During the three months ended December 31, 2019, SWC received additional loan in total amount of $105,000 from a related party. The amount of the loan bear no interest and due on demand. During the three months ended March 31, 2020, the Company repaid $55,000 to the related party. As of June 30, 2020 and June 30, 2019, the balance of the loan due to related party was $50,000 and $30,000, respectively.

Going Concern

The Company sustained continued operating losses during the years ended June 30, 2020 and 2019. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Company Overview

Sugarmade, Inc. (hereinafter referred to as “we’’, “us” or “the/our Company’’) is a publicly-traded company incorporated in the state of Delaware.  Our previous legal name was Diversified Opportunities, Inc.  Our Company operates much of its business activities through our subsidiary, SWC Group, Inc., a California corporation (“SWC’’).

Shares of our common stock are quoted on the OTCQB Venture Market, which is a quotation system for early-stage and developing companies under the trading symbol “SGMD”.

Our corporate website is www.Sugarmade.com.

Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today. As of the date of this offering circular , we are involved in two main business areas including:

1) the supply of products to the quick-service restaurant sub-sector of the restaurant industry, and, as an importer and distributor of non-medical protection equipment, and

2) as an operator of the Sacramento, California based Budcars Cannabis Delivery Service (“Budcars”) Early in 2020, the Company acquired a 40% stake in the Budcars operations and an option to gain a controlling interest.

Our CarryOutSupplies.com Operation

Our legacy business operation, CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants (the “Quick Service Restaurant Sector”).  Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons, and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009.  Our products are viewable on our website: www.CarryOutSupplies.com.

We believe we occupy a defensible space within the Quick Service Restaurant Sector by way of our significant experience in serving this customer base, our knowledge of the industry fundamentals, and our significant experience in Asia factory sourcing and the importation of goods from Asian factories.  Our niche within the market pertains to serving the many quick-service restaurants that wish to acquire custom printed products, such as those embossed with logos, but the minimum order size for such customization had been cost-prohibitive. With that in mind, CarryOutSupplies.com was founded to provide products to this underserved section of the market. Since that time, the Company has become a key supplier to more than 2,000 establishments, particularly within the frozen dessert segment.

The business of supplying such products to the quick-service restaurant sector remains highly competitive. Over the past few years, operating margins have compressed as a result of increased competition, the emergence of relatively inexpensive digital printing processes, and the larger printing and paper product manufacturers lowering minimum order quantities. Sugarmade expects the sector to remain highly competitive and is responding to the industry changes by realigning staff, eliminating less profitable products, and introducing new product areas. Please reference “Risk Factors” beginning on Page 3, for further information and an outline of the risks associated with this business operation.

Expansion into Non-Medical Protective Equipment.

Our CarryOutSupplies operation has recently expanded its product offerings to include consumable sanitary supplies, such as non-medical gloves, non-medical facemasks, face shields and other non-medical protective equipment. We believe our significant experience in sourcing products from Asian factories and importing goods from Asia makes us well-equipped to operate within the marketplace for non-medical, consumable, protective equipment. Recent worldwide pandemic issues cause us to believe this market sector will continue to grow for the foreseeable future.

As of June 30, 2020, we have fulfilled $922,350 of the purchase orders, which in total are in excess of $10,000,000. There are more than $9,000,000 of pending orders and demands for mostly nitrile gloves. Supplies of non-medical protective equipment on the world-wide market remain extremely tight, and bidding for available supplies is highly competitive with larger and better-financed companies often prevailing in the bidding process. This has limited our ability to fill a significant portion of the outstanding purchase orders.

We have identified multiple suppliers and brokers of non-medical protective equipment, but thus far have had only limited success in acquiring the needed products to fill our orders. In several instances, we have placed orders with factories and brokers only to have the products we expected to be delivered to us diverted away from our Company and apparently to other companies that also have pending orders. We expect the supply chain for non-medical protective equipment to remain tight for the foreseeable future. At the same time, our staff continues to search for reliable factories and/or brokers from which we will be able to source products to fulfill customer purchase orders successfully. Thus, there can be no assurance our Company will secure a supplier, or if a selected supplier ultimately delivers the equipment, we have ordered. Due to these supply chain issues, there can be no assurance we will deliver upon any of the pending purchase orders.

Our current customers and prospective customers who have issued purchase orders to our Company are under no legal obligation to consummate a purchase from us. Those companies can acquire the desired goods from other sources. Pending purchase orders are cancellable by the issuing party at any time for any or no reason. Thus, there can be no assurance that even if we can fill the orders, the ordering entity will ultimately purchase the equipment outlined initially in a particular pending purchase order. Upon delivery of equipment from our suppliers to our warehouses, we will notify companies that have issued us purchase orders to confirm the desire to accept the equipment and make payment to us. Upon acceptance and shipment to the ordering entity, we will then recognize the revenue for the shipped equipment and subsequently subtract that amount from the pending purchase orders.

We plan to continue our business pursuits relative to our CarryOutSuppies.com business, including the business relative to non-medical protective equipment. We have significantly restructured the operations over the past year in order to reduce costs and improve efficiencies. We plan to continue to modify our strategies and product lines to remain competitive in these niche market sectors. Please reference “Risk Factors” beginning on Page 3, for further information and an outline of the risks associated with this business operation.

BudCars Cannabis Delivery Service

During early 2020, our Company entered into an agreement to purchase Bud Cars, Inc., a California corporation, which is engaged in the licensed, and legal under California state law, delivery of cannabis, and cannabis containing products.  Under the terms of the acquisition agreement, Sugarmade acquired a 40% stake in the operation and an option to gain a controlling interest in the delivery service.

Cannabis is already one of the fastest-growing markets in the U.S.  According to Fortune Business Insights, during 2019, the cannabis market produced approximately $100 billion in U.S sales.  Growth over the next few years is expected to top 32% compounded annually.  The U.S. cannabis segment has clearly been one of the fastest-growing markets within the American economy over the past 50 years.  The California market clearly leads the U.S. market with the legal California market worth at least $13 billion annually with strong growth continuing.  The illegal market is likely even larger.

As the market shifts from the black to white markets, the legal providers are expected to further benefit.  We urge investors to consider this trend in their investment decisions.  One of the primary reasons many legal providers across several states have developed business issues is flawed state government policies that have allowed illegal operators to continue in business at the expense of the licensed and heavily taxed industry.

According to BDS Analytics and Arcview Market Research, two firms that closely monitor the cannabis marketplace, California’s total cannabis market is expected to produce about $12.8 billion this year, with $8.7 billion going to illicit operators and $3.1 billion to the state-authorized market.

The white market/black market balance is now for the first time beginning to shift as authorities crack down on unlicensed business.  This is beginning to benefit legal operators.  For example, California regulators and law enforcement agencies have recently announced hundreds of enforcement actions across California seizing millions of dollars of black market cannabis products. We believe this trend toward enforcement against illegal operators will directly benefit companies such as Sugaramade’s BudCars cannabis delivery service.

The outbreak of COVID-19, new social unrest in the United States, and the general movement toward retail home delivery have resulted in radical shifts in the cannabis marketplace.  As a result, the general market for delivery services is growing rapidly.

Under the terms of the acquisition agreement, the Company is to pay Indigo Dye Group Corp., the owners of Budcars $700,000, and in turn received an option to acquire an additional 30%, which upon exercise will provide a controlling stake in the operation for the Company.  The $700,000 investment is to be exclusively utilized for business expansion and operational purposes with zero funds used as consideration for the share purchase to the owners of BudCars or Indigo. Sugarmade plans to apply its operational expertise to enhance the business operations of Budcars, including geographic delivery expansion.

The specific terms of the agreement included the following:

1.                   Seven Hundred Thousand Dollars ($700,000) into Indigo for inventory, equipment, and marketing expenses.

2.                   Sugarmade will make the Investment in twelve monthly equal installments of $58,333 with the acceleration of the payment schedule possible depending on business growth, cash flow needs and capital availability.

3.                   Sugarmade will receive a Forty Percent (40%) equity in Indigo Dye upon execution of the final agreement. The value used for this transaction is $1,750,000  and each percentage (1%) of the company is worth $17,500.

4.                   The Parties agree the Investment will primarily be used for business expansion with the exact details of the spending to be further discussed and outlined in a final agreement.  The Parties have discussed the additional amount required to open new locations. The estimated investments of each new location will require between $175,000 and $350,000, details of which will be agreed to at a later date.

5.                   An incentive being offered to Sugarmade as an inducement of the Seven Hundred Thousand Dollars ($700,000), Sugarmade and or its assigned will be granted an option to purchase additional Thirty Percent (30%) the equity of Indigo Dye. This option is being granted by Clinton Walker, therefore for the amount of $525,000 to be paid to Clinton Walker for the 30% of Indigo that he owns. This option will be valid for 36 months.

Since late May 2020, the Company has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is considered an VIE of the Company. For more details regarding Indigo financials please refer to the footnotes to our financial statements, specifically Note#5.

The operators of Budcars and the Company have recently announced the expansion of delivery services into additional areas of Northern California and most recently into the substantially sized Los Angeles marketplace.  We are in the process of analyzing the entry in other California markets.

Budcars operates its delivery service in strict adherence to all state, local and municipal regulations and is fully licensed for operations by the State of California regulators.

The Company plans to expand into licensed cannabis cultivation and has secured an option to lease a property containing a 5,000 square-foot cultivation facility located near Sacramento, California. Finalizing the lease is contingent on gaining appropriate State of California licenses, and local permits and licenses. At this time, such licenses and permits are pending, and there can be no assurances the Company will be successful in its efforts to complete the permitting and licensing process. While the Company plans to begin operations upon receipt of licenses and permits, unforeseen circumstances beyond licensing and permitting issues could prevent the Company from realizing success in beginning operations at the proposed site.

The Company is in process of expanding its business to include the licensed and regulated cultivation of cannabis. On September 28, 2020, the Company and LMK Capital LLC (“LMK”) entered into a lease agreement where LMK agreed to lease to the Company five acres located in Northern California. The property is owned by LMK. Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is the majority owner of LMK. This transaction is considered at Related Party transaction under SEC Regulation SK. The Company plans to cultivate cannabis on the property which it will market as both white-label and branded cannabis products; also likely to be distributed through the BudCars Cannabis Delivery Service. Sugarmade is currently Company preparing the required documentation to apply for approval for construction of greenhouses, processing building, and other licenses as may be required. This new business for the Company, is still in the formative stages and has yet to produce any revenues.

Competition within the cannabis delivery market, especially in the major metropolitan areas of California, is intense. Additionally, cannabis delivery companies face intense regulatory scrutiny, significant recording keeping requirements, strict permitting, significant taxes rates, and a host of other regulatory and operational issues, and licensing and other related operational hurdles. Please reference “Risk Factors” beginning on Page 3, for further information and an outline of the risks associated with this business operation.

Government Regulations

As a result of our current ownership position in Budcars, and the possibility of expanding this ownership position, several state and federal regulations could impact our business operations and our ability to generate both revenues and profits.

As of December 2019, there are a total of 33 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. Of these states, 11 have decriminalized adult use cannabis legislation. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks accepted safety for use under medical supervision.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California and Nevada, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with applicable California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

In an effort to provide guidance to federal law enforcement, the DOJ has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA. We have obtained the necessary permits and licenses to expand our existing business to distribute marijuana in compliance with the laws in the State of California. Despite the changes in state laws, marijuana remains illegal under federal law. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

We are monitoring the Trump administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Since the start of the new Congress in January 2019, there have been positive discussions about the Federal Government’s approach to cannabis. The DOJ has not signaled any change in its enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

State and local laws do not always conform to the federal standard. In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018 the California Bureau of Cannabis Control enacted regulations to implement the AUMA.

If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us or the Budcars operation to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations and/or those of Budcars. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. Adherence to these regulations may affect the revenues and profits of the Budcars operation and our ability to recognize profits from our investment in Budcars.

Our Company closely monitors the potential impact of government regulation on our business operations and on business operations of Budcars.

Employees and Consultants

As of June 15, 2020, the Company had approximately six (6) employees & two (2) contractors.

Properties

The principal executive offices of the Company are located in Monrovia, California, and are leased by the Company. The current lease expires on February 28, 2023.

Our warehouse along with some office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five years and two months ending on April 30, 2025. The current monthly rental payment for the facility is $13,022.

We believe that our existing facilities are adequate for our present purposes. The Company leases all its facilities and believes that if necessary, it could secure suitable alternative facilities on similar terms without adversely affecting operations.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Jimmy Chan	41	2008 to present	CEO & Director
Christopher H. Dietrich	72	2019 to present	Independent Director

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Jimmy Chan, director (Chairman), has been, since 2008, the Chief Executive officer of CarryOutSupplies.com, located in the City of Industry. From 2005 to 2007, he served as the Vice-President, for Emergence Capital, operating out of Garden Grove, California, and providing mortgage services to the general public. From 2003 to 2005, he was the Vice-President in charge of operations for Azusa Mobile, a T-Mobile authorized dealer, and prior to that he was the president of Cyber Gift, importing toys for distribution as a wholesaler. He is not an officer nor director of any other public companies.

Christopher H. Dieterich, Independent Director. Mr. Dieterich is qualified to serve as a Director by way his extensive legal and business experience. He graduated from Virginia Polytechnic Institute in 1969 (BS Engineering), University of California at Berkeley 1970 (MS Engineering) on full scholarship by Ford Foundation; and the University of California at Los Angeles in 1979 (JD Law/MS Economics), pursuant to grant from Olin Foundation. He operates a law firm that specializes in SEC filings and venture capital arrangements, and currently represents 15 reporting public entities. The firm has participated in capital raises for over 50 clients, and hundreds of millions of dollars for those clients. The Board believes Mr. Dieterich will add significant value to not only corporate governance, but also to operational and capital acquisition efficiency.

The Company does not carry key man life insurance policies on any of the above principals or key personnel.

There has never been a petition under the Bankruptcy Act, or any State insolvency law filed by or against the Company or its principals or key personnel. Additionally, there has never been a receiver, fiscal agent, or similar officer appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

Family Relationships

There are no family relationships between any director or executive officer.

Corporate Governance

During fiscal year 2018 Company’s board of directors implemented a program to rectify the material weaknesses. During the fiscal year, additional accounting personnel were engaged by the company in order to improve accounting and reporting functions. Additionally, several programs were implemented internally to streamline our inventory controls, revenue reporting, and overall acting and reporting infrastructure. During the fiscal year, the Board of Directors also engaged several outside consultants to assist in our accounting and finance operations. These personnel worked with our internal staff to identify material weaknesses into implement programs to seek resolutions. These programs have continued into fiscal year 2020.

Leadership Structure

Jimmy Chan, who is also a director and serves as chairman, CEO, CFO and corporate Secretary. Christopher H. Dieterich became an independent director on April 22, 2019.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. Presently, we have no independent directors.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Director Independence

We currently have one independent director, Christopher H. Dieterich. We apply the definition of “independent director” provided under the Listing Rules of The NASDAQ Stock Market LLC (“NASDAQ”). Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that Christopher H. Dieterich is independent of us under NASDAQ rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten-percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of the date of this filing, 2020, we believed such reports were timely filed.

Executive Compensation

As of start of January 1, 2019, Mr. Jimmy Chan will receive annual salary of $96,000 in addition to 5,000,000 shares of Common Stock earned annually. Upon closing of each acquisition, Mr. Chan will get 10% of the purchase price as special bonus.

The following table summarizes all compensation recorded by us in the past two fiscal years for each of our named executive officers.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus (Preferred Shares)		Stock Awards (Common Stock)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jimmy Chan,	2020	$108,000	*	8,629,950	**	0	0	0	8,377,950	0	8,377,950
Chief Executive Officer	2019	$96,000		0					96,000	0	96,000

*Beginning on September 1, 2020, Mr. Jimmy Chan will receive annual salary of $150,000. Upon closing of each acquisition, Mr. Chan will get 10% of the purchase price as special bonus.

**Out of 2,500,000 Series B preferred owned, on April 21, 2002 Form 8-K. Mr. Jimmy Chan agreed to waive the rights to convert 1,500,000 to common shares.

As of the date of this offering circular, Mr. Christopher Dieterich’s compensation has not been determined.

Employment Agreements

We do not have contracts in writing with our officers. However, beginning on January 1, 2019, Mr. Jimmy Chan received an annual salary of $96,000 in cash and 5,000,000 common shares annually. In addition, upon closing of each acquisition, Mr. Chan will get 10% of the purchase price as a special bonus. As of January 1, 2020, Mr. Chan receives an annual salary of $108,000 and the salary increased to $150,000 starting September 1, 2020 with 50,000,000 commons shares at the end of Calendar year 2020. In addition, upon closing of each acquisition, Mr. Chan will receive 10% of the purchase price as a special bonus. As of October 13, 2020, 5,000,000 common shares have been issued to Mr. Chan for 2019 and 2020. In the future, the Company expects to develop and adopt a compensation plan for all directors, officers and employees.

Grants of Stock and Other Equity Awards

On March 30, 2017, the company filed with the SEC a Form S-8 Plan for 20,000,000 shares issuable to employees and consultants. From March 30, 2017 to June 24, 2020, approximately 17,903,554 shares were issued under the plan. As of the date of this offering circular , there are approximately 2,096,446 shares available under the plan.

Option Exercises

During the fiscal years ending June 30, 2020 and 2019, there were no option exercises by our named executive officers .

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

Other Transactions with Related Persons, Promoters and Certain Control Persons

The following includes a summary of any transaction occurring since July 1, 2018, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of our average total assets at year-end for the two most recently completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

From time to time, SWC Group would receive short-term loans from LMK Capital, LLC (“LMK’’) for its working capital needs. As of June 30 , 2020, the Company’s outstanding balance to LMK is zero.

On January 23, 2013, the Company entered into a promissory note with its former employee who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bore no interest. The note was payable upon demand. As of June 30 , 2020 and June 30, 2019, this note had a balance of $15,427.

On January 14, 2015, the Company entered into a promissory note with Richard Ko (an employee of the Company, who owns less than 5% of the Company’s stock). The principle amount was $30,000 and the note bore no interest. The note had a term of one (1) year and was due on January 14, 2016, and became payable upon demand after January 14, 2016. As of June 30 , 2020 and June 30, 2019, this note had a balance of $0 and $20,000, respectively.

As of June 30 , 2020 and June 30, 2019, the Company had an outstanding balance of notes payable due to related parties of $15,427 and $38,000, respectively.

On July 7, 2016, SWC received a loan in total amount of $30,000 from an employee. During the three months ended December 31, 2019, SWC received additional loan in total amount of 105,000 from a related party. The amount of the loan bear no interest and due on demand. During the three months ended March 31, 2020, the Company repaid $55,000 to the related party. As of June 30 , 2020 and June 30, 2019, the balance of the loan due to related party was $50,000 and $30,000, respectively.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of November 16, 2020 , by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of November 16, 2020 the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of November 16, 2020 the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights	% Voting Rights After Offering (Low Range)
Jimmy Chan, CEO and Director	Common	2,519,063,502	62.59%	2,519,063,502	44.62%	29.14%

Christopher H. Dietrich	n/a	0	0%	0	0%	0%

All Officers and Directors		2,519,063,502	62.59%	2,5,19,063,502	44.62%	29.14%

Greater than 5% Shareholders				None

As of November 16, 2020, Jimmy Chan’s holdings represented 44.62% of the company. He is currently employed by LMK Capital LLC as management consultant and is therefore a beneficial owner of shares owned by LMK Capital LLC. Amy Thai and LMK Capital LLC.’s holdings are 7,378,066 and 11,266,667 respectively; as of the date of this offering circular the aggregated amount represents 0.37% of the Company’s issued and outstanding shares of Common Stock.

As a result, as of the date of November 16, 2020g, Mr. Chan beneficially owned 44.99% of the Company’s voting rights.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

General

The Company is authorized to issue 10,000,000,000 shares of $0.001 par value shares of Common Stock and 10,000,000 shares of $0.001 par value Preferred Stock. As of September 30, 2020, the Company had 2,657,061,404 shares of Common Stock outstanding, 2,000,000 shares of Class A Preferred shares outstanding and 2,541,500 shares of Series B Preferred outstanding.

Common Stock

Our Board of Directors has created a class of shares of Common Stock designated as the shares of Common Stock.

Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. The Company’s shares of Common Stock do not have cumulative voting rights.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

A total of 10,000,000,000 Shares of Common Stock have been authorized, and 2,657,061,404 shares of Common Stock have been issued and are outstanding as of September 30,2020.

Preferred Stock

The Company is authorized to issue up to ten million (10,000,000) shares of preferred stock. Two classes of preferred stock have been designated by the board of directors, which has been designated as Class A Preferred Stock and Series B Preferred Stock.

Class A Preferred Stock

Our Corporation has created a class of preferred stock designated as the Class A Preferred Stock (“Class A Preferred”), of which two million (2,000,000) have been issued and are outstanding. Shareholders of Class A Preferred shall not be eligible for dividends. Liquidation, dissolution, or winding-up rights for the Class A Preferred are based on distribution to Class A Preferred holders on an "as-converted," basis such that each share of Class A Preferred shall be entitled to receive the amount distributable to each share of Common Stock times the Conversion Factor on the record date for the distribution. Holders of Series A Preferred Stock will hold voting rights on all matters put forth to the common shareholders. Each share of Series A Preferred Stock held will receive one vote as to be on par with a single share of Common Stock in the Corporation. The conversion terms, which are outlined in detail in the Certificate of Designation for the Class A Preferred are based on the Common Stock "fair market value" of the holder’s initial investment plus a five (5%) percent annualized return. Fair market value of the Common Stock equivalent will be determined by averaging the closing sale price of a Common Share for the forty (40) trading days immediately preceding the date of conversion.

Series B Preferred Stock

The Corporation has created a class of preferred stock designated as the Series B Senior Preferred Stock (“Series B Preferred”). 2,541,500 shares of Series B Preferred Stock have been issued and are outstanding. The Series B Preferred Stock will participate in all dividends and distributions, if any, on an as converted to Common Stock basis. Each holder of shares of the Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation. Each Series B Preferred Share shall be redeemable into One Thousand (1,000) shares of Common Stock. The Holders of the Series B Preferred Stock shall have on demand conversion rights at any time Ninety Days (90 Days) after acquisition of any such Series B Preferred Stock. The Series B Preferred Stock shall provide senior liquidation rights to the holders. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall receive preference in any payment or distribution and shall hold a position that is senior to any other class of common or preferred shares.

Warrants and Options

Warrant – On February 4, 2020, the Company entered a warrant agreement with an accredited investor up to 10,000,000 shares of common stock of the Company at exercise price of $0.008 per share, subject to adjustment. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $80,000. As of June 30, 2020, the fair value of the warrant liability was $78,000.

As of June 30, 2020 and June 30, 2019, the total fair value of the warrant liability was $79,910 and $24,658, respectively.

Options – On June 1, 2019, the Company entered into a consulting service agreement with a consultant and granted $216,000 of stock options on June 1, 2019 vesting 25% each on June 1, 2019, September 1, 2019, December 1, 2019 and March 1, 2020. The share count will be calculated based on average of the three lowest traded prices in the last 22 trading days prior the to the grant date. These shares can be exercised any time after the grant date but no later than May 31, 2021. The consultant has the right to exercise on the stock option at the price of $0.001 (par value).

On November 1, 2019, the Company entered into a settlement agreement with the consultant and amend the original stock options to $100,000 on November 1, 2019, vesting 1/2 on November 1, 2019, and March 1, 2020. The total number of shares shall be 12,500,000, which is calculated based on 80% of the lowest traded price in the last 30 trading days prior to the grant date. These shares can be exercised any time after the grant date but no later than December 31, 2021, at the exercised price of $0.001 per share.

As of June 30, 2020 and June 30, 2019, the total shares granted to the stock options were 12,544,000 and 54,000, respectively.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Our transfer agent is West Coast Stock Transfer, Inc. with offices at 721 Vulcan Ave., First Floor, Encinitas, CA and can be reached at 619.664.4780 or by visiting their website www.westcoaststocktransfer.com

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 7,489,188,855 outstanding shares of Common Stock if we complete the maximum offering hereunder at the lowest price in our range.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 74,679,251 shares if fully subscribed; or
●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering and there can be no assurance that all of any of the shares of common stock offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. The subscriptions, once received, are irrevocable.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 3,00,000,000 shares of its Common Stock at $0.001, with the price to be determined upon Qualification. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

We cannot assure you that all or any of the Shares offered under this offering circular will be sold. No one has committed to purchase any of the Shares offered. Therefore, we may sell only a nominal amount of Shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We will sell the Shares in this Offering through our officers and directors, who intend to offer them using this Offering Circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer Shares on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the Shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a)4-1 in that:

        ●       They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

        ●       They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

        ●       They are not, at the time of their participation, an associated person of a broker-dealer; and

        ●       They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and directors will sell the Shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Transfer Agent and Registrar

West Coast Stock Transfer, Inc. (“Transfer Agent”) is our transfer agent and registrar for our common stock in this Offering.

The Transfer Agent’s address is 721 Vulcan Ave., First Floor, Encinitas, CA and its telephone number is (619) 664-4780.

We will pay certain itemized fees to the Transfer Agent for these transfer agent services, including (i) $2,000 for the first closing of this Offering and $1,000 per additional closing of this Offering to cover transfer agent closing costs and (ii) an ongoing account maintenance fee per month depending on the number of holder accounts as set forth below to cover the administration of services in accordance with that certain Transfer Agent and Registrar Agreement, dated February 10, 2020, between Transfer Agent and the Company:

Stock Certificates

Ownership of the Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the prospectus outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)       You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)       You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)       You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)       You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)       You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)       You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)       You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)       You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, if you decide to subscribe for any Shares in this Offering, you should:

Go to the Investor Relations page of our website at www.sugarmade.com and click on the “Invest” button (our website will redirect you, as an investor, via the “Invest” button to our online platform landing page on the website) and follow the links and procedures as described on the website to invest or email Invest@Sugarmade.com.

        1.       Electronically receive, review, execute and deliver to us a Subscription Agreement; and

        2.       Deliver funds via ACH or wire transfer (or by such alternative payment method as may be  indicated on our online platform) for the amount set forth in the Subscription Agreement directly to an account designated by the Company.

The website will direct interested investors to receive (upon their acknowledgement that they have had the opportunity to review this Offering Circular), review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the Offering Statement of which this Offering Circular forms a part as qualified.

We anticipate that we may hold one or more closings for purchases of the Shares until the offering is fully subscribed or we terminate the Offering. Participating broker-dealers will submit a subscriber’s form(s) of payment generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

        ●       an individual who is a citizen or resident of the United States;

  ● a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

        ●       any entity or arrangement treated as a partnership for United States federal income tax purposes;

        ●       an estate the income of which is subject to United States federal income tax regardless of its source; or

        ●       a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Shares on our behalf is required to:

        ●       make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

        ●       maintain, for at least six (6) years, records of the information used to determine that an investment in our Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Shares on our behalf will, based on a review of the information provided by you, consider whether you:

        ●       meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

        ●       can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

        ●       are able to bear the economic risk of the investment based on your overall financial situation; and

        ●       have an apparent understanding of:

                ●       the fundamental risks of an investment in the Shares;

                ●       the risk that you may lose your entire investment;

                ●       the lack of liquidity of the Shares;

                ●       the restrictions on transferability of the Shares;

                ●       the background and qualifications of our management; and

                ●       our business.

Stock Certificates

Ownership of the Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

        ●       a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

        ●       acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

        ●       within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

        ●       a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

        ●       designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

        ●       whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

        ●       whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

        ●       whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

L&L CPAS, PA, our independent registered public accountant, has audited our financial statements included in this Form 1A to the extent and for the periods set forth in their audit report. L&L CPAS, PA has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.sugarmade.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II , Regulation A offering, we intend to continue to file reports under Section 15(d) of the Exchange Act, which, in accordance with Rule 257(b)(6) of Regulation A, will satisfy our reporting obligations under Regulation A. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above.

If we no longer file reports under Section 15(d) of the Exchange Act, we will be required to furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. If we no longer file reports under Section 15(d) of the Exchange Act, we will be required under Rule 257 of Regulation A to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before the last day of the month immediately following our fiscal year, which is currently July 1st through June 30th, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

INDEX TO FINANCIAL STATEMENTS

PART 1: Financial Information

Item 1 Financial Statements

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	As of
	September 30, 2020	June 30, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$681,093	$441,004
Accounts receivable, net	156,425	134,517
Inventory, net	606,090	679,471
Loan receivables, current	10,344	1,365
Loan receivables - related party, current	124,774	122,535
Other current assets	868,723	263,404
Right of use asset, current	277,204	270,363
Total current assets	2,724,653	1,912,659
Non-current assets:
Equipment, net	496,024	499,047
Intangible asset, net	9,450	9,800
Other assets	54,163	54,163
Loan receivables - related party, non-current	196,000	196,000
Right of use asset, non-current	763,447	835,393
Total non-current assets	1,519,084	1,594,403
Total assets	4,243 ,737	3,507,062

Liabilities and Stockholders' Deficiency
Current liabilities:
Note payable due to bank	25,982	25,982
Accounts payable and accrued liabilities	1,510,634	1,583,228
Customer deposits	600,357	466,337
Customer overpayment	50,684	47,890
Unearned revenue	47,536	53,248
Other payables	851,681	691,801
Accrued interest	460,621	494,740
Accrued compensation and personnel related payables	30,778	35,361
Notes payable - Current	20,000	20,000
Notes payable - Related Parties, Current	15,427	15,427
Lease liability - Current	279,750	372,285
Loans payable - Current	271,768	319,314
Due to related parties	655,337	35,943
Convertible notes payable, Net, Current	1,470,221	1,740,122
Derivative liabilities, net	1,470,894	5,597,095
Warrants liabilities	13,695	79,910
Shares to be issued	120,327	101,577
Total liabilities	7,895,692	11,680,260
Non-Current liabilities:
Loans payable	356,431	197,946
Lease liability	795,863	767,729
Total liabilities	9,047,986	12,645,935

Stockholders’ deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized 3,541,500 and 3,541,500 shares issued outstanding at September 30, 2020 and June 30, 2020, respectively	3,542	3,542
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 2,844,688,836 and 1,763,277,230 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	2,844,690	1,763,278
Additional paid-in capital	59,305,003	57,307,767
Common Stock Subscribed	236,008	236,008
Accumulated deficit	(67,159,520)	(68,438,332)
Total stockholders' deficiency	(4,770,277)	(9,127,737)
Non-Controlling Interest	(33,971)	(11,136)
Total stockholders' deficiency	(4,804,249)	(9,138,873)
Total liabilities and stockholders' deficiency	4,243,737	3,507,062

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary
Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended,
	September 30, 2020	September 30, 2019
Revenues, net	$2,146,326	$753,974
Cost of goods sold	1,028,815	492,168
Gross profit	1,117,512	261,806
Selling, general and administrative expenses	602,805	335,830
Advertising and Promotion Expense	277,806	41,356
Marketing and Research Expense	222,348	4,971
Professional Expense	503,430	680,096
Salaries and Wages	362,524	129,376
Stock Compensation Expense	18,750	12,000
Total selling, general and administrative expenses	1,987,763	1,203,629
Loss from operations	(870,251)	(941,823)
Non-operating income (expense):
Other income	—	1,231
Interest expense	(466,774)	(584,604)
Bad debts	(3,517)	—
Change in fair value of derivative liabilities	3,495,147	1,022,878
Warrant Expense	66,216	(55,278)
Loss on settlement	(75,000)	(149,859)
Loss on asset disposal	—	7,000
Amortization of debt discount	(814,545)	(1,155,000)
Debt forgiveness	—	(172,096)
Other expenses	(51,299)	—
Total non-operating income (expenses), net	2,150,227	(1,085,728)
Net income (loss)	$1,279,977	$(2,027,551)
Less: net loss attributable to the noncontrolling interest	$1,165	$—
Net income (loss) attributable to Sugarmade, Inc.	$1,278,812	$(2,027,551)
Basic net income (loss) per share	$0.00	$(0.00)
Diluted net income (loss) per share	$0.00	$(0.00)
Basic and diluted weighted average common shares outstanding *	2,422,975,968	777,839,270

* Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary

Condensed Consolidated Statements of Equity

(Unaudited)

Three Months Ended September 30, 2020 & 2019 Equity Statements
	Preferred Stock		Common stock		Additional paid-in	Shares to be cancelled, common	Common Shares	Accumulated	Non Controlling	Total Shareholders'
	Shares	Amount ($)	Shares	Amount ($)	capital ($)	shares	Subscribed	deficit ($)	Interest ($)	Equity ($)
Balance at June 30, 2019	2,000,000	2,000	697,608,570	697,610	61,038,875	29,000	—	(47,088,950)	—	14,678,534
Shares issued for debts settlement	—	—	1,000,000	1,000	28,000	(29,000)	—	—	—	—
Reclass Derivative liability from conversion	—	—	—	—	659,526	—	—	—	—	659,526
Shares issued for conversions	—	—	71,915,557	71,916	475,917	—	—	—	—	547,833
Share issued for Cash	—	—	11,348,591	11,349	88,651	—	—	—	—	100,000
Shares issued for Warrant Exercise	—	—	28,371,818	28,382	(14,249)	—	—	—	—	14,133
Net Loss	—	—	—	—	—	—	—	(2,027,551)	—	(2,027,551)
Balance at September 30, 2019	2,000,000	2,000	810,244,536	810,257	62,276,720	—	—	(49,116,501)	—	13,972,474

	Preferred Stock		Common stock		Additional paid-in	Shares to be cancelled, common	Common Shares	Accumulated	Non Controlling	Total Shareholders'
	Shares	Amount ($)	Shares	Amount ($)	capital ($)	shares	Subscribed	deficit ($)	Interest ($)	Equity ($)
Balance at June 30, 2020	3,541,500	3,542	1,763,277,230	1,763,278	57,307,767	—	236,008	(68,438,331)	(11,136)	(9,138,871)
Reclass Derivative liability to equity from conversion	—	—	—	—	1,805,188	—	—	—	—	1,805,188
Shares issued for conversions	—	—	1,081,411,606	1,081,412	192,048	—	—	—	—	1,273,459
Repayment of capital to noncontrolling minority	—	—	—	—		—	—	—	(24,000)	(24,000)
Net Income	—	—	—	—	—	—	—	1,278,812	1,165	1,279,976
Balance at September 30, 2020	3,541,500	3,542	2,844,688,836	2,844,690	59,305,003	—	236,008	(67,155,519)	(33,971)	(4,804,249)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows For

The Three Months Ended September 30, 2020 and 2019

(Unaudited)

	For The Three Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$1,278,812	$(2,027,551)
Non-controlling interest	1,165	—
Adjustments to reconcile net loss to cash flows from operating activities:
Loss on settlement	—	149,859
Amortization of debt discount	814,545	302,801
Stock based compensation	18,750	12,000
Change in fair value of derivative liability	(3,495,147)	332,024
Warrant expense	(66,215)	67,387
Depreciation	41,617	23,142
Amortization of intangible assets	350	350
Interest Expense – excess of debt discount	278,488	—
Bad Debt	3,517	—
Changes in assets and liabilities:
Accounts receivable	(25,425)	125,024
Inventory	73,381	(26,851)
Prepayment, deposits and other receivables	(605,319)	256,996
Loan receivable	—	—
Other payables	155,297	(420,450)
Accounts payable and accrued liabilities	(72,594)	269,604
Customer deposits	136,814	(29,171)
Unearned revenue	(5,712)	(23,024)
Right of use assets	65,104	11,361
Lease liability	(64,401)	(10,236)
Interest Payable	37,640	72,885

Net cash used in operating activities	(1,429,333)	(913,850)

Cash flows from investing activities:
Payment for property and equipment	(38,594)	—

Net cash used in investing activities	(38,594)	—

Cash flows from financing activities:
Proceeds from shares issuance	—	100,000
Loan receivable	(8,979)	75,033
Loan receivable - related parties	(2,239)	—
Proceeds from advanced shares issuance	—	96,000
Proceeds from loans - related parties	619,394	—
Proceeds from convertible notes	1,240,900	840,806
Repayment of convertible notes	(228,000)	—
Repayment of capital to noncontrolling minority	(24,000)	—
Proceeds from (repayment of) loans	110,939	(5,527)

Net cash provided by financing activities	1,708,015	1,106,312

Net increase in cash	240,089	192,462

Cash paid during the period for:
Cash, beginning of period	441,004	34,371
Cash, end of period	$681,093	$226,833

Cash paid interest	81,244	—

Supplemental disclosure of non-cash financing activities —
Shares issued for conversion of convertible debt	1,805,188	547,833
Reduction in derivative liability due to conversion	1,273,460	659,526
Debt discount related to convertible debt	918,600	539,300
Debts settled through shares issuance	—	229,000
Shares issued for advanced payments	—	14,132

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

1.	Nature of Business

Sugarmade, Inc. (hereinafter referred to as “we’ ’us” or “the/our Company’’) is a publicly-traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates much of its business activities through our subsidiary, SWC Group, Inc., a California corporation (“SWC’’). Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today.

As of September 30, 2020, we are involved in two main business areas including:

1) The supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, and as an importer and distributor of non-medical personal protection equipment to business and consumers, and,

2) As an investor in the Budcars licensed cannabis delivery service brand (“Budcars” or the “Budcars Brand”) and as a joint owner and joint operator in Budcar’s first operating location in Sacramento, California. During early 2020, the Company gained a 40% stake in the Budcars Brand and in the Sacramento delivery operations via acquiring a 40% stake in Indigo Dye Group (“Indigo”). Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars, upon which will provide the Company with a controlling interest. As of the date of this filing, the option has not yet been exercised and the Company’s stake in Budcars is at 40%.

Our legacy business operation, CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants (the “Quick Service Restaurant Sector”).  Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons, and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009. We have recently expanded the CarryOutSupplies.com operation to include non-medical personal protective equipment, which we also offer via our website.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

These interim condensed consolidated financial statements should be read in conjunction with our Company’s Annual Report on Form 10-K for the year ended June 30, 2020, which contains our audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operation, for the fiscal year ended June 30, 2020. The interim results for the period ended September 30, 2020 are not necessarily indicative of the results for the full fiscal year.

Principles of consolidation

The consolidated financial statements include the accounts of our Company, its wholly-owned subsidiary, SWC Group Inc., and Indigo Dye Group Corp., a variable interest entity (“VIE”). All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’’) No. 606, Revenue Recognition. Sugarmade applied a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Property and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery and equipment	3-5 years
Furniture and equipment	7 years
Vehicles	5 years
Leasehold improvements	5 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the three months ended September 30, 2020 and 2019.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company, as of June 30, 2020, performed an impairment test of all of its intangible assets. Based on the Company’s analysis, the company had an amortization of intangible assets of $350 for the three months ended September 30, 2020 and 2019, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies (continued)

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company's financial statements. Capital lease classification resulted in a liability that was recorded on a company's balance sheet, whereas operating leases did not impact the balance sheet. After the new adoption, $1,105,755 of operating lease right-of-use asset and $1,140,041 of operating lease liabilities were reflected on the Company’s June 30, 2020 financial statements and $1,040,651 of operating lease right-of-use asset and $1,075,612 of operating lease liabilities were reflected on the Company’s September 30, 2020 financial statements.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies (continued)

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Earnings (Loss) per share

We calculate basic earnings (loss) per share (“EPS”) by dividing our net income (loss) by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities in determining the fair value using the Binomial option-pricing model for the three months ended September 30, 2020.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

2.	Summary of Significant Accounting Policies (continued)

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s financial statements as of September 30, 2020 substantially all of its operations are conducted in three industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts for approximately 24% of the Company’s revenues; (2) non-medical supplies such as non-medical fascial mask, which accounts for approximately 3% of the Company’s total revenues; (3) cannabis products delivery service and sales, which accounts for approximately 73% of the Company’s total revenues.

New accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes an ROU model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company have adopted this ASU on the consolidated financial statements in the quarter ended September 30, 2019.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

3.	Concentration

Customers

For the three months ended September 30, 2020 and 2019, our Company earned net revenues of $2,146,326 and $753,974 respectively. The vast majority of these revenues for the period ending September 30, 2020 were derived from a large number of customers, whereas the vast majority of these revenues for the period ending September 30, 2019 were derived from a limited number of customers. There was one customer that accounted for approximately 13.9% of the Company’s total revenues for the period ended September 30, 2020.

Suppliers

For the period ended September 30, 2020, we purchased products for sale by the Company’s subsidiary from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory was purchased from two (2) suppliers. The two suppliers accounted for 25.5% and 16.20%, respectively, of the Company’s total inventory purchase for the period ended September 30, 2020.

For the period ended September 30, 2019, we purchased products for sale by the company’s subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 31.21% and 17.80% of the Company’s total inventory purchase for the period ended September 30, 2019, respectively.

4.	Equity Transaction - Exclusive License Rights and Acquisition

During December 2017, the Company entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers. On April 11, 2018, the same rights under the master marketing agreement were assigned to BZRTH Inc. On February 5, 2019, the Company exercised its option to acquire BZRTH and the transaction closed on October 30, 2019. On January 15, 2020, the Company entered into a Rescission and Mutual Release Agreement (“Agreement”) with each of the parties agreeing to rescind the transaction and return all consideration exchanged pursuant to the Stock Exchange Agreement.

5.	VIE

On February 7, 2020, the Company entered into a share sale and purchase agreement (the “Indigo Agreement”) with Indigo Dye Group Corp. ("Indigo"), a corporation located in Sacramento, California. Indigo carries on business as a cannabis seller and delivery business under the name BudCars. The major Cannabis Products include Flower, Edibles, Vape Cartridges, Pre-Rolls, & Concentrates, etc. All the products are finished goods. In addition, Indigo is operating a non-store front retail delivery business (Type-9 License# C9-0000286) in California.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

5.	VIE (continued)

Pursuant to the terms of the Indigo Agreement, the Company agree to invest $700,000 (the “Investment”) into Indigo for inventory, equipment, and marketing expenses. The Investment shall be made in twelve monthly equal installments of $58,333 with the acceleration of the payment schedule possible depending on business growth, cash flow needs and capital availability.

In exchange, the Company received 40% of Indigo’s issued shares. upon execution of the final agreement. The value used for this transaction is $1,750,000 and each percentage (1%) of the company is worth $17,500. In the event that the Company is not able to make a payment of $58,333 in any month, it will have 90 days to cure the default. On the 91st day the investment plan will cease and the amount of invested capital will be calculated based on an enterprise value of $1,750,000 or $17,500 per 1% of owned equity.

In addition, subject to the terms and conditions of the Indigo Agreement, the Company has the option to acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company will obtain control over Indigo.

Since late May 2020, the Company has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is consolidated as an VIE of the Company.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

Presented below are condensed financial position data and operating results of the Indigo’s business segments for the period ended September 30, 2020.

As of September 30, 2020
Current Assets	$935,593
Non-Current Assets	257,060
Total Assets	1,192,653

Total Liabilities	623,123
Total Equity	569,530
Total Liabilities & Equity	$1,192,653

Revenues	1,571,356
Cost of Goods Sold	(647,460)
Gross Profit	923,896

Expenses	(921,954)

Net Income	$1,942

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

6.	Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of September 30, 2020, there were no legal claims pending or threatened against the Company that in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of September 30, 2020, we were involved in the following legal proceedings:

●	On December 11, 2013, the Company was served with a complaint from two convertible note holders and investors in the Company. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs in the matter of Hannan vs. Sugarmade. Under the terms of the settlement agreement, the company agreed to pay the plaintiffs an aggregate of $227,000 to settle all claims against the Company, which included the payoff of two notes outstanding. The parties had estimated the value of the notes at approximately $80,000. As of June 30, 2020, third parties had purchased two (2) notes of approximately $80,000. As of September 30, 2020, there remains a balance, plus accrued interest on the $227,000 and on the $80,000 due under the notes.
●	On August 13, 2019, a lawsuit was filed against the Company for unpaid legal fees of $50,000 which originated from the Company’s former chairman and CEO. The Company entered into a settlement and owes a remaining total of $30,000, payable at the rate of $10,000 per month under this agreement.

There can be no assurances the ultimate liability relative to these lawsuits will not exceed what is outlined above.

7.	Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

8.	Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $156,425 as of September 30, 2020 and of $134,517 as of June 30, 2020.

9.	Loans Receivable

Loans receivable amounted $10,344 and $1,365 as of September 30, 2020 and June 30, 2020, respectively. Loan receivables are mainly advanced payments to the other companies.

10.	Loans Receivable – Related Parties

Loan receivables – related parties amounted $320,774 and $318,535 as of September 30, 2020 and June 30, 2020, respectively. Loan receivables – related parties are mainly advanced payments to the related party companies for business expense.

11.	Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and are reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of September 30, 2020 and June 30, 2020, the balance for the inventory totaled $606,090 and $679,471, respectively. Obsolescence reserve at September 30, 2020 and June 30, 2020 were $185,312 and $15,445, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

12.	Other Current Assets

As of September 30, 2020 and June 30, 2020, other current assets consisted of the following:

	For the periods ended
	September 30, 2020	June 30, 2020
Prepaid Deposit	$8,483	$48,483
Prepaid Inventory	585,957	65,449
Employees Advance	2,397	324
Prepaid Expenses	93,580	35,157
Undeposited Funds	123,924	71,550
Other	54,382	42,441
Total:	$868,723	$263,404

13.	Intangible Asset

On August 21, 2017, the Company entered into an intellectual property assignment agreement with Sound Decisions to revamp the Company’s shoplifty website to generate and attract more traffic from potential customers. The Company made a payment of $14,000 for the website (intellectual property). The Company amortized this use right as intangible asset over ten years, and recorded amortization expense of $350 for the three months ended September 30, 2020 and 2019, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

14.	Property and Equipment, net

As of September 30, 2020 and June 30, 2020, property, plant and equipment consisted of the following:

Fixed Assets	September 30, 2020	June 30, 2020
Office and equipment	$739,447	$739,447
Motor vehicles	202,839	164,244
Leasehold Improvement	24,470	24,470
Total	966,756	928,161
Less: accumulated depreciation	(470,733)	(429,116)
Plant and Equipment, net	$496,024	$499,045

For the periods ended September 30, 2020 and June 30, 2020, depreciation expenses amounted to $41,617 and $110,032, respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the periods ended September 30, 2020 and June 30, 2020.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

15.	Unearned Revenues

Unearned revenue amounted to $47,536 and $53,248 as of September 30, 2020 and June 30, 2020, respectively. Unearned revenues are mainly due to contracts with extended payment terms, acceptance provisions and future delivery obligation.

16.	Other Payables

Other payable amounted to $851,681 and $691,801 as of September 30, 2020 and June 30, 2020, respectively. Other payables are mainly credit card payables and taxes payables. As of September 30, 2020, the Company had 8 credit cards, one American Express is a charge card with no limit and zero interest. The remaining 7 cards had total credit limit of $85,000, and APR from 11.24% to 29.99%.

17.	Convertible Notes

As of September 30, 2020 and June 30, 2020, the balance owing on convertible notes, net of debt discount, with terms as described below was $1,470,894 and $1,740,122, respectively.

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of September 30, 2020, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of September 30, 2020, the note is in default.

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of September 30, 2020, the note is in default.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

17.	Convertible Notes (continued)

Convertible note 4: On November 1, 2018, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of September 30, 2020, the note is in default.

Convertible note 5: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of September 30, 2020, the note is in default.

Convertible note 6: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of September 30, 2020, the note is in default.

Convertible note 7: On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of September 30, 2020, the note is in default.

Convertible note 8: On September 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $165,000 (includes $16,250 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. During the year ended June 30, 2020, the note holder converted $50,000 principal with $2,992 interest expense into 56,007,062 shares of the Company’s common stock. As of September 30, 2020, the note has been fully converted.

Convertible note 9: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted.

Convertible note 10: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted.

Convertible note 11: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted

Convertible note 12: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

17.	Convertible Notes (continued)

Convertible note 13: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted.

Convertible note 14: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note has been fully converted.

Convertible note 15: On December 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 16: On October 31, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $139,301. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is $0.008 per share.

Convertible note 17: On November 1, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is $0.008 per share.

Convertible note 18: On January 3, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 19: On January 14, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $150,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date. During the three months ended September 30, 2020, the note holder converted $50,000 principal into 29,868,578 shares of the Company’s common stock. As of September 30, 2020, the remaining principal and unpaid interest has been fully repaid by cash.

Convertible note 20: On January 22, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $128,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 10%. The conversion price for the note is 35% discount to average of two lowest closing prices for the 20 consecutive trading days prior to the conversion date. As of September 30, 2020, the note principal and unpaid interest has been fully repaid by cash.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

17.	Convertible Notes (continued)

Convertible note 21: On February 4, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 360 days and bear an interest rate of 12%. The conversion price for the note is $0.001 per share. As of September 30, 2020, the note has been fully converted.

Convertible note 22: On February 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000 (includes $10,000 OID). The note is due 360 days and bear an interest rate of 12%. The conversion price for the note is $0.001 per share.

Convertible note 23: On March 5, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date. During the three months ended September 30, 2020, the note holder converted $50,000 principal into 42,444,821 shares of the Company’s common stock.

Convertible note 24: On April 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $75,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest trading prices for the 10 consecutive trading days prior to the conversion date.

Convertible note 25: On June 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 26: On June 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 27: On July 6, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $77,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest trading prices for the 10 consecutive trading days prior to the conversion date.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

17.	Convertible Notes (continued)

Convertible note 28: On July 7, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $153,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 10%. The conversion price for the note is 35% discount to average of two lowest trading prices for the 20 consecutive trading days prior to the conversion date.

Convertible note 29: On July 16, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $260,700 (includes $23,700 OID and $12,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 30: On July 21, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $200,200 (includes $18,200 OID and $7,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 31: On September 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 180 days and bear an interest rate of 12%. The conversion price for the note is $0.01 per share. After the six months anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

Convertible note 32: On September 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $227,700 (includes $20,700 OID and $7,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 33: On September 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $212,300 (includes $19,300 OID). The note is due 180 days and bear an interest rate of 12%. The conversion price for the note is $0.01 per share. After the six months anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

In connection with the convertible debt, debt discount balance as of September 30, 2020 and June 30, 2020 were $961,980 and $880,879, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

18.	Derivative liabilities

The derivative liability is derived from the conversion features in note 8 and stock warrant in note 10. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of September 30, 2020 and June 30, 2020, the derivative liability was $1,416,409 and $5,597,095, respectively. The Company recorded $3,788,146 gain and $1,442,295 loss from changes in derivative liability during the period ended September 30, 2020 and June 30, 2020, respectively. The Binomial model with the following assumption inputs:

September 30, 2020
Annual dividend yield	—
Expected life (years)	0.5-1.00
Risk-free interest rate	0.09-0.16%
Expected volatility	89-176%

June 30, 2020
Annual dividend yield	—
Expected life (years)	0.5-1.00
Risk-free interest rate	0.16-2.10%
Expected volatility	113-175%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2020	$5,597,097
Additions	1,174,134
Cancellation of Derivative Liabilities Due to Cash Repayment	(228,489)
Mark to Market	(3,266,657)
Reclassification to APIC due to conversions	(1,805,189)
Ending Balance, September 30, 2020	$1,470,894

Beginning Balance, June 30, 2019	$2,991,953
Additions	1,894,203
Mark to Market	1,022,879
Reclassification to APIC due to conversions	(659,526)
Ending Balance, September 30, 2019	$3,203,751

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

19.	Stock warrants

On September 7, 2018, the Company entered into a settlement agreement with several investors to settle all disputes by issues additional unrestricted shares. In connection with the note each individual investor will also receive warrants equal to the number of the shares the investors own as of the effective date of the settlement agreement. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $56,730. As of September 30, 2020 and June 30, 2020, the fair value of the warrant liability was $695 and $1,910, respectively.

On February 4, 2020, the Company entered into a warrant agreement with an accredited investor up to 10,000,000 shares of common stock of the Company at exercise price of $0.008 per share, subject to adjustment. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $80,000. As of September 30, 2020 and June 30, 2020, the fair value of the warrant liability was $13,000 and $78,000, respectively.

As of September 30, 2020 and June 30, 2020, the total fair value of the warrant liability was $13,695 and $79,910, respectively.

20.	Note payable

Note Payable Due to Bank –

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (5.5% as of December 20, 2018). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of September 30, 2020 and June 30, 2020, the loan principal balance was $25,982. As of September 30, 2020, the note is in default.

Notes Payable Due to Non-related parties

On June 15, 2018, the Company entered into a promissory note with one of the accredited investors. The original principal amount was $20,000 and the note bears 8% interest per annum. The note was payable upon demand. As of September 30, 2020 and June 30, 2020, this note had a balance of $20,000 and $20,000, respectively.

Notes Payable Due to Related Parties

On January 23, 2013, the Company entered into a promissory note with its former employee of the Company who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bears no interest. The note was payable upon demand. As of September 30, 2020 and June 30, 2020, this note had a balance of $15,427 and $15,427, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

21.	Loans payable

On October 1, 2017, SGMD entered a straight promissory note with Greater Asia Technology Limited (Greater Asia) for borrowing $100,000 with maturity date on June 30, 2018; the note bears an interest rate of 33.33%. As of September 30, 2020 and June 30, 2020, the note was in default and the outstanding balance under this note was $85,332 and $96,401, respectively.

During the year ended June 30, 2019, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of September 30, 2020 and June 30, 2020, the outstanding balance with Greater Asia loans were $100,000 and $100,000, respectively.

On January 6, 2015, the Company entered into repayment agreement with its former employee for a loan of $9,500 at no interest. As of September 30, 2020 and June 30, 2020, the Company has an outstanding balance of $4,423 and $3,584.

On July 1, 2012, CarryOutSupplies entered an equipment loan agreement with a bank with maturity on June 21, 2024. The monthly payment is $648. As of September 30, 2020 and June 30, 2020, the outstanding balance under this loan were $22,594 and $24,524, respectively.

On March 18, 2020, the Company entered into a loan agreement for $150,000 with Celtic Bank with maturity date on March 18, 2020. As of September 30, 2020 and June 30, 2020, the outstanding balance under this loan were $69,230 and $117,635, respectively.

On June 26, 2020, the Company entered into a government loan agreement for $8,000 with maturity date on December 26, 2020. As of September 30, 2020 and June 30, 2020, the outstanding balance under this loan were $8,000.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

21.	Loans payable (Continued)

On April 27, 2020, we entered into a loan borrowed $110,000 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

On July 28, 2020, we entered into a loan borrowed $159,900 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounting for the PPP loan under Topic 470: (a). Initially record the cash inflow from the PPP loan as a financial liability and would accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b). Not impute additional interest at a market rate; (c). Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released or (2) the debtor pays off the loan; (d). Would reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received.

As of September 30, 2020 and June 30, 2020, the Company had an outstanding loan balance of $628,199 and $517,260, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

22.	Loans Payable – Related Parties

On July 7, 2016, SWC received a loan from an employee. The amount of the loan bears no interest and amortized on a monthly basis over the life of the loan. As of September 30, 2020 and June 30, 2020, the balance of the loan was $30,000 and $30,000, respectively.

During the three months ended September 30, 2020, the Company received loans from related parties. The amount of the loan bears no interest. As of September 30, 2020, the balance of the loan was $655,337 and $0, respectively.

23.	Shares to Be Issued

During the year ended June 30, 2020, the Company had entered into one consulting service agreement and one employment agreement, which had potential shares to be issued in total amount of $101,577.

During the three months ended September 30, 2020, the Company had potential shares to be issued to one employment agreement of $18,750.

As of September 30, 2020 and June 30, 2020, the Company had balance of $120,327 and $101,577 share to be issued, respectively.

24.	Stockholder’s Equity

The Company is authorized to issue 10,000,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. On April 22, 2020, the Company filed an amendment to increase the total authorized shares to 10,010,000,000 – 10,000,000,000 shall be designated common stock, par $0.001 per share and 10,000,000 shares shall be designated as preferred stock, par value $0.001 per share.

Share issuance during the three months ended September 30, 2020 -

During the three months ended September 30, 2020, the Company issued 1,081,411,606 shares of common stock for debt conversions in total amount of $1,273,459.

As of September 30, 2020 and June 30, 2020, the Company had 3,541,500 share of its preferred stock, 2,844,688,836 and 1,763,277,230 shares of its common stock, respectively, issued and outstanding.

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

25.	Commitments and contingencies

On February 23, 2018 the Company entered into lease agreement for a new office space commencing March 1, 2018. The term of the lease is for a (5) Five Years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367.

Our warehouse along with some office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five years and two months ending on April 30, 2025. The current monthly rental payment for the facility is $13,022.

Three Months Ended
September 30, 2020
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$93,071

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the nine months ended September 30, 2020	$65,105
Remaining lease term – operating leases (in years)	3.06
Average discount rate – operating leases	10%
The supplemental balance sheet information related to leases for the periods are as follows:

Operating leases
Right-of-use assets	$1,040,651
Total operating lease assets	$1,040,651

Short-term operating lease liabilities	$279,749
Long-term operating lease liabilities	$795,863
Total operating lease liabilities	$1,075,612

Maturities of the Company’s lease liabilities are as follows:

Period ending June 30,	Operating
Lease
2021	$ 280,166
2022	368,400
2023	326,225
2024	172,465
2025	147,446
Total lease payments	1,294,701

Less: Imputed interest/present value discount	(219,089)
Present value of lease liabilities	$ 1,075,612

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2020

26.	Subsequent events

Convertible Notes

On October 9, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $231,000 (includes $21,000 OID). The note is due 180 days and bear an interest rate of 12%. The conversion price for the note is $0.01 per share. After the six months anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

On October 13, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $25,000 OID). The note is due 180 days and bear an interest rate of 12%. The conversion price for the note is $0.01 per share. After the six months anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

Conversions

Subsequent to November 20, 2020, there were multiple accredited investors converted approx. $187,200 of the convertible notes with $13,047 accrued interest into 256,515,904 shares of the Company’s common stocks.

Lease

On September 28, 2020, the Company and LMK Capital LLC (“LMK”) entered into a Residential Lease (the “Lease”) pursuant to which LMK agreed to lease to the Company five acres located in Northern California and owned by LMK (the “Property”). Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is majority owner of LMK. The term of the Lease begins on October 1, 2020 and ends on September 30, 2023; provided, however, that at the end of the term, the Lease will continue on a month-to-month basis. in the Pursuant to the terms of the Lease, the Company will pay rent in the amount of $20,000 per month. The Lease also provides that the Company will pay a $250,000 security deposit to LMK. Pursuant to the terms of the Lease, the monthly rent will increase to $0.50 per sq. ft. on cultivation area upon approval of certificate of occupancy with a 3% increase each subsequent year. The lease will not be executed until the patents approved.

INDEX TO FINANCIAL STATEMENTS

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sugarmade, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. and Subsidiary (“the Company”) as of June 30, 2020 and 2019 and the related statements of operations, stockholders’ deficit, cash flows and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements)for the years ended June 30, 2020 and 2019. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations, changes in stockholders’ deficit and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

October 15, 2020

We have served as the Company's auditor since March 2018.

Sugarmade, Inc. and Subsidiary

Consolidated Balance Sheets

Assets	As of June 30,
Current Assets:	2020	2019
Cash	$441,004	$34,371
Accounts Receivables, Net	134,517	218,145
Inventory, Net	679,471	356,285
Loan Receivable, current	1,365	85,533
Loan Receivable – related parties, current	122,535	—
Other Current Assets	263,404	2,719,875
Right of use assets, current	270,363	—

Total Current Assets	1,912,659	3,414,209

Equipment, Net	499,047	476,585
Intangible Assets	9,800	11,200
Other Assets	54,163	23,970
Loan Receivable – related parties, noncurrent	196,000
Right of use assets	835,392	—
Advanced to Investments	—	18,000,000

Total Assets	$3,507,062	$21,925,965
Liabilities and Stockholders’ Deficit
Current Liabilities:
Note Payable Due to Bank	25,982	25,982
Accounts Payable and Accrued Liabilities	1,583,228	1,431,379
Customer Deposits	466,337	287,789
Customer Overpayment	47,890	42,307
Unearned Revenue	53,248	61,672
Other Payables	691,801	420,450
Accrued Interest	494,740	507,218
Accrued Compensation and Personnel Related Payables	35,361	24,528
Note Payable – Current	20,000	20,000
Note Payable – Related Parties, Current	15,427	18,000
Lease Liability – Current	372,285	—
Loan Payable, current	319,314	214,585
Loan Payable – Related Parties, Current	35,943	30,000
Convertible Note Payables, Net, Current	1,740,122	1,046,909
Derivative Liabilities	5,597,095	2,991,953
Warrant Liabilities	79,910	24,658
Share to Be Issued	101,577	100,000

Total Current Liabilities	11,680,260	7,247,431

Loan Payable	197,946	—
Lease Liability	767,729	—

Total Liabilities	12,645,935	7,247,431

Stockholders’ Deficit:
Preferred Stock, $0.001 Par Value, 10,000,000 Shares Authorized, 3,541,500 and 2,000,000 Shares Issued and Outstanding at June 30, 2020 and June 2019, respectively	3,542	2,000
Common Stock, $0.001 Par Value, 10,000,000,000 Shares Authorized, 1,763,277,230 and 697,608,570 Shares Issued and Outstanding at June 30, 2020 and 2019	1,763,278	697,610
Additional Paid-In Capital	57,307,767	61,038,875
Common Stock Subscribed	236,008	—
Shares to Be Issued, Common Shares	—	29,000
Accumulated Deficit	(68,438,332)	(47,088,950)
Total Stockholders’ Deficit	(9,127,737)	(14,678,534)
Non-Controlling Interest	(11,136)	—
Total Stockholders’ Deficit of Sugarmade Inc.	(9,138,875)	(14,678,534)
Total Liabilities and Stockholders’ Equity (Deficit)	$3,507,062	$21,925,965

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Years Ended June 30,
	2020	2019
Revenues, Net	$4,362,585	$4,367,644

Cost of Goods Sold	2,851,940	3,368,659

Gross Profit	1,510,645	1,268,985

Selling, General and Administrative Expenses	1,734,830	1,627,713
Advertising and Promotion Expense	430,141	203,213
Marketing and Research Expense	514,394	44,883
Professional Expense	1,128,896	848,158
Salaries and Wages	572,683	337,609
Stock Compensation Expense	9,255,277	3,122,486
Total Selling, General and Administrative Expenses	13,636,221	6,184,062

Loss From Operations	(12,125,567)	(4,915,077)

Non-Operating Income (Expense):
Interest Expense	(1,613,044)	(1,418,754)
Warrant Expense	(119,526)	15,742
Change in Fair Value of Derivative Liabilities	(1,442,295)	(4,191,727)
Stock Based Compensation		—
Amortization of Debt Discount	(3,823,500)	(1,026,324)
Bad Debt	(240,157)	—
Debt Forgiveness	590,226	(298,510
Other Income (Expense)	3,064	34,473
Gain on debt conversion	(184,626)	8,763
Loss on settlement	(393,135)	(432,495)
Loss on Impairment	(2,066,958)	—
Loss on asset disposal	(119,044)	(5,242)

Total Non-Operating Income (Expense)	(9,408,994)	(7,314,073)

Income Tax Expense	—	—

Net Loss	(21,534,562)	$(12,229,151)

Less: net loss attributable to the noncontrolling interest	(195,416)	—
Net loss attributable to SugarMade Inc.	(21,339,146)	(12,229,151)

Basic Net Income (Loss) Per Share	$(0.02)	$(0.02)
Diluted Net Income (Loss) Per Share	$(0.02)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding*	939,171,416	496,507,241

*	Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share.

 The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

	Preferred Stock		Common stock		Additional paid-in	Shares to be issued, preferred	Common Stock	Shares to be issued, common	Accumulated	Non Controlling	Total Shareholders'
	Shares	Amount	Shares	Amount	capital	shares	Subscribed	shares	deficit	Interest	Equity
Balance at June 30, 2017	—	$—	226,734,372	$226,735	$20,768,187	$2,000,000	$—	$467,996	$(28,563,409)	$—	$(5,100,492)
Shares issued for debts settlement	—	—	12,754,812	12,755	272,661	—	—	—	—	—	285,416
Reclass Derivative liability from conversion	—	—	—	—	509,323	—	—	—	—	—	509,323
Initial valuation of BCF	—	—	—	—	125,642	—	—	—	—	—	125,642
Shares issued for compensation	—	—	4,736,842	4,737	175,263	—	—	—	—	—	180,000
Shares issued for debts settlement	—	—	737,748	738	20,656	—	—	—	—	—	21,394
Share issued for Cash	—	—	1,171,429	1,171	80,829	—	—	—	—	—	82,000
Net Loss	—	—	—	—	—	—	—	—	(6,296,390)	—	(6,296,390)
Balance at June 30, 2018	—	—	246,135,203	$246,136	$21,952,561	$2,000,000	$—	$467,996	$(34,859,799)	$—	$(10,193,106)
Shares issued for debts settlement	—	—	8,658,685	8,659	717,426	—	—	(60,166)		—	665,918
Reclass Derivative liability from conversion	—	—	—	—	7,335,771	—	—	—	—	—	7,335,771
Shares issued for conversions	—	—	121,332,262	121,332	2,661,905	—	—	—	—	—	2,783,237
Initial valuation of BCF	—	—	—	—	149,143	—	—	—	—	—	149,143
Share issued for Cash	—	—	14,842,857	14,843	500,157	—	—	(125,000)		—	390,000
Shares issued for service compensation	—	—	96,639,563	96,640	6,757,834	—	—	(253,830)		—	6,600,643
Shares issued for LOI	—	—	10,000,000	10,000	1,165,000	—	—	—	—	—	1,175,000
Shares issued for Award - Bizright	—	—	200,000,000	200,000	17,800,000	—	—	—	—	—	18,000,000
Shares issued for EB-5	2,000,000	2,000	—	—	1,998,000	(2,000,000)	—	—	—	—	—
Option for Service	—	—	—	—	1,080	—	—	—	—	—	1,080
Net Loss	—	—	—	—	—	—	—	—	(12,229,151)	—	(12,229,151)
Balance at June 30, 2019	2,000,000	2,000	697,608,570	$697,610	$61,038,875	$—	$—	$29,000	$(47,088,950)	$—	$14,678,534

Share issued for cash	—	—	138,461,538	138,462	551,817	—	236,008	—	—	—	926,287
Shares issued for conversions note of principal and interest	—	—	1,077,643,486	1,077,642	971,128	—	—	—	—	—	2,048,771
Reclass Derivative liability from conversion	—	—	—	—	2,819,825	—	—	—	—	—	2,819,825
Share issued for warrant exercises	—	—	28,381,818	28,382	(14,249)	—	—	—	—	—	14,133
Option granted	—	—	—	—	118,750	—	—	—	—	—	118,750
Share issued for services compensation	415,000	415	1,500,000	1,500	5,945,835	—	—	—	—	—	5,947,750
Share issued for officer's compensation	1,126,500	1,127	—	—	2,927,773	—	—	—	—	—	2,928,900
Shares issued for debts settlement	—	—	19,181,818	19,182	300,273	—	—	(29,000)	—	—	290,455
Initial valuation of BCF	—	—	—	—	449,301	—	—	—	—	—	449,301
Shares issued/cancelled for Award - Bizright	—	—	(199,500,000)	(199,500)	(17,786,542)	—	—	—	—	—	(17,986,042)
Indigo & Budcars Investment	—	—	—	—	169,262	—	—	—	—	—	169,262
Changes in non-controlling interest	—	—	—	—	(184,280)	—	—	—	—	184,280	—
Cumulative effect of ASU 2016-02		—	—	—	—	—	—	—	(10,236)	—	(10,236)
Net Loss	—	—	—	—	—	—	—	—	(21,534,562)	(195,416)	(21,577,533)
Balance at June 30, 2020	3,541,500	3,542	1,763,277,230	$1,763,278	57,307,767	$—	$236,008	$—	$(68,438,331)	$(11,136)	$(9,138,871)

 The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the year ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(21,339,146)	$(12,229,151)
Non-controlling interest	(195,416)	—
Adjustments to reconcile net loss to cash flows from operating activities:
Excess of debt discount	449,301	149,143
Loss on settlement	393,135	295,963
Gain on debt forgiveness	590,226	(16,649)
Amortization of debt discount	3,823,500	1,026,324
Stock based compensation	9,225,076	4,280,136
Change in fair value of derivative liability	2,109,930	4,040,237
Change in exercise of warrant	119,525	(15,742)
Depreciation	110,032	71,390
Amortization of intangible assets	1,400	—
Impairment loss	2,066,958	—

Changes in assets and liabilities:
Accounts receivable	83,628	235,478
Inventory	(323,186)	173,915
Prepayment, deposits and other receivables	403,471	(788,308)
Loan receivable	—	72,339
Other assets	(30,193)	14,781
Accounts payable and accrued liabilities	423,199	108,581
Customer deposits	184,131	587
Unearned revenue	(8,424)	(48,470)
Right of use assets	(650,165)	—
Lease liability	674,188	—
Interest Payable	(96,046)	306,214

Net cash used in operating activities	(1,984,876)	(2,323,231)

Cash flows from investing activities:
Payment for property and equipment	(132,494)	(351,395)

Net cash used in investing activities	(132,494)	(351,395)

Cash flows from financing activities:
Proceeds from shares issuance	690,280	100,000
Loan receivable	84,168	—
Loan receivable - related parties	(318,535)	—
Proceeds from advanced shares issuance	136,000	205,000
Proceeds (Repayment) from(to) loans - related parties	5,943	—
Proceeds from convertible notes	1,626,045	2,330,500
Payment to Note payable-related parties	(2,573)	(5,000)
Proceeds (Repayment) from(to) loans	302,675	36,376

Net cash provided by financing activities	2,524,003	2,666,876

Net increase (decrease) in cash	406,633	(7,750)

Cash paid during the period for:
Cash, beginning of period	34,371	42,121
Cash, end of period	$441,004	$34,371
Cash paid interest	47,614	—
Supplemental disclosure of non-cash financing activities —
Shares issued for conversion of convertible debt	1,959,497	564,051
Reduction in derivative liability due to conversion	2,819,825	7,335,771
Debt discount related to convertible debt	3,315,037	2,783,235
Debts settled through shares issuance	229,000	3,217,870
Shares issued for advanced payments	—	2,641,000
Shares issued for warrant exercise	28,381	—
CS issued for reward to Bizright	(32,291,060)	—
CS cancelled to terminate Bizright Acquisition	32,283,910	—
Reclassification from prepaid deposit to BZRTH investment	(883,958)	—
Advanced to investment	—	18,000,000

 The accompanying notes are an integral part of these consolidated financial statements

Notes to Consolidated Financial Statements

1.                   Nature of Business

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company’’) is a publicly traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates much of its business activities through our subsidiary, SWC Group, Inc., a California corporation (“SWC’’).

Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today. As of June 30, 2020, we were involved in two businesses including the supply of products to the quick service restaurant sub-sector of the restaurant industry and as an importer, distributor and marketer of hydroponic supplies to various agricultural sectors. We had previously been a marketer of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix and a marketer of tree-free paper products. These products were discontinued during 2018 in order to focus the majority of our corporate resources on the marketing of hydroponic supplies.

The marketplace in which we plan to be mainly engaged is generally referred to as hydroponic agricultural supplies. While some of our customers are engaged in the legal cultivation, processing and/or distribution of cannabis or cannabis containing products, our Company neither sells any products containing cannabis nor do we handle, process, or distribute any products containing cannabis.

Our legacy business operation, CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies servicing more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, food containers, soup containers, plastic spoons and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009 when the founders gained first-hand experience within the restaurant industry of the difficulty for restaurant owners to acquire custom printed supplies at a reasonable cost. Many quick service restaurants wish to acquire custom printed products, such as those embossed with logos, but the minimum order size for such customization had been cost prohibitive. With that in mind, carry out supplies was founded to provide products to this underserved section of the market. Since that time, the company has become a key supplier to many popular U.S. franchises, particularly in the frozen dessert segments.

In December 2017, the Company entered into a master marketing agreement with BizRight, LLC (“BizRight”), a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers. On April 11, 2018, the same rights under the master marketing agreement were assigned to BZRTH. On February 5, 2019, the Company exercised its option to acquire BZRTH and the transaction closed on October 30, 2019. On January 15, 2020, the Company entered into a Rescission and Mutual Release Agreement (“Agreement”) with each of the parties agreeing to rescind the transaction and return all consideration exchanged pursuant to the Stock Exchange Agreement.

On February 7, 2020, the Company entered into a share sale and purchase agreement with Indigo Dye Group Corp. ("Indigo"). Indigo carries on business as a cannabis delivery business under the name BudCars and the Company has an interest in making an investment in Indigo in order to further its corporate growth goals. Pursuant to the terms of the share sale and purchase agreement:

Sugarmade agreed to invest $700,000 (the “Investment”) into Indigo for inventory, equipment, and marketing expenses. The Investment shall be made in twelve monthly equal installments of $58,333 with the acceleration of the payment schedule possible depending on business growth, cash flow needs and capital availability.

Sugarmade receive a 40% of Indigo’s issued shares. The value used for this transaction is $1,750,000. In the event that the Company is not able to make a payment of $58,333 in any month, it will have 90 days to cure the default. On the 91st day the investment plan will cease and the amount of invested capital will be calculated based on an enterprise value of $1,750,000 or $17,500 per 1% of owned equity.

In addition, subject to the terms and conditions of the share purchase agreement (option provisions), the Company may acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company will obtain control over Indigo.

Since late May 2020, the Company has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is considered an VIE of the Company.

2.                   Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of our Company, its wholly-owned subsidiary, SWC Group Inc., and Indigo Dye Group Corp., a variable interest entity (“VIE”). All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC’’) No. 606, Revenue Recognition. Sugarmade applied a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company's financial statements. Capital lease classification resulted in a liability that was recorded on a company's balance sheet, whereas operating leases did not impact the balance sheet. Since the Company elected not to recast the prior year financial statements, $455,590 of operating lease right-of-use asset and $465,826 of operating lease liabilities were not retroactively reflected to June 30, 2019 financial statements after the new adoption, and $1,105,755 of operating lease right-of-use asset and $1,140,041 of operating lease liabilities were reflected to June 30, 2020 financial statements due to the Company entered into new lease contracts during the year ended June 30, 2020.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of June 30, 2020, there was 2,066,958 impairment loss of its long-lived assets.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740’’), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes.

We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our ‘major’ tax jurisdictions and generally, we remain subject to Internal Revenue Service examination after our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have not taken any uncertain positions that would necessitate recording of tax related liability as of June 30, 2020 and 2019.

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted BPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1- observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 2 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes and warrants in determining the fair value using Lattice Binomial model with the following assumption inputs:

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes- Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting’’, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s financial statements as substantially all of its operations are conducted in three industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts approx. 42% of the Company’s revenues; (2) Non-medical supplies such as non-medical fascial mask, which accounts approx. 25% of the Company’s total revenues; (3) Cannabis products delivery service and sales, which accounts approx. 33% of the Company’s total revenues.

New accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company have adopted this ASU on the consolidated financial statements in the quarter ended September 30, 2019.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

Prior period reclassification

Certain prior period balance sheet accounts have been reclassified in conformity with current period presentation including reclassification of $4,000 from derivative liability to warrant liability. The reclassification had no effect to the company’s consolidated statement of operations, statement of cash flow or statement of shareholder’s equity.

3.                   Concentration

Customer

For the year ended June 30, 2020, our Company earned net revenues of $4,362,585. The company does not have any concentration of revenue with any customer that represent over 10% of overall revenue. The highest revenue from (2) customers accounted for 5.90% and 5.1% respectively, as percentage of overall revenue for the year ended June 30, 2020.

For the year ended June 30, 2019, our Company earned net revenues of $4,347,644. The company does not have any concentration of revenue with any customer that represent over 10% of overall revenue. The highest revenue from (2) customers accounted for 7.90% and 7.69% respectively, as percentage of overall revenue for the year ended June 30, 2019.

Suppliers

For the year ended June 30, 2020, we purchased products for sale by the company’s subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 25.5% and 16.20% of the Company’s total inventory purchase for the year ended June 30, 2020, respectively.

For the year ended June 30, 2019, we purchased products for sale by the company’s subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 31.21% and 17.80% of the Company’s total inventory purchase for the year ended June 30, 2019, respectively.

Concentration of risk

The Company sells non-medical facial mask during the year ended June 30, 2020, which accounts approx. 25% of the total revenue of the Company for the year ended June 30, 2020. Because of the demanding of non-medical facial mask is declining, the masks are not selling at a profitable price, and the sales of the non-medical facial mask may decrease in the future.

4.                   Equity Transaction – Exclusive License Rights

During December 2017, the Company entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers. On April 11, 2018, the same rights under the master marketing agreement were assigned to BZRTH Inc. On February 5, 2019, the Company exercised its option to acquire BZRTH and the transaction closed on October 30, 2019. On January 15, 2020, the Company entered into a Rescission and Mutual Release Agreement (“Agreement”) with each of the parties agreeing to rescind the transaction and return all consideration exchanged pursuant to the Stock Exchange Agreement.

5.        VIE

On February 7, 2020, the Company entered into a share sale and purchase agreement with Indigo Dye Group Corp. ("Indigo"), a corporation located in Sacramento, California. Indigo carries on business as a cannabis seller and delivery business under the name BudCars. The major Cannabis Products include Flower, Edibles, Vape Cartridges, Pre-Rolls, & Concentrates, etc. All the prodicuts are finished goods. In addition, Indigo is operating a non-store front retail delivery business (Type-9 License# C9-0000286) in California.

The Company has an interest in making an investment in Indigo in order to further its corporate growth goals. All the parties agree as follows:

The Company will invest Seven Hundred Thousand Dollars ($700,000) (the “Investment”) into Indigo for inventory, equipment, and marketing expenses. The Investment shall be made in twelve monthly equal installments of $58,333 with the acceleration of the payment schedule possible depending on business growth, cash flow needs and capital availability.

The Company will receive a Forty Percent (40%) of the issued shares in Indigo Dye. upon execution of the final agreement. The value used for this transaction is $1,750,000 and each percentage (1%) of the company is worth $17,500. In the event that the Company is not able to make a payment of $58,333 in any month, it will have 90 days to cure the default. on the 91st day the investment plan will cease and the amount of invested capital will be calculated based on an enterprise value of $1,750,000 or $17,500 per 1% of owned equity.

In addition, subject to the terms and conditions of the share purchase agreement (three years option provisions), the Company will take considerations to acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company will obtain control over Indigo.

Since late May 2020, the Company has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is consolidated as an VIE of the Company.

Presented below are condensed financial position data and operating results of the Indigo’s business segments for the four months ended June 30, 2020.

As of June 30, 2020
Current Assets	647,554
Non-Current Assets	94,017
Total Assets	741,571

Total Liabilities	389,349
Total Equity	352,222
Total Liabilities & Equity	741,571

Gross Profit	656,933

Expense	923,139

Net Loss	280,604

6.                   Litigation

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of June 30, 2019, there were no legal claims pending or threatened against the Company; the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of the date of this filing, we were involved in the following legal proceedings.

●	Outstanding Litigation On December 11, 2013, the Company was served with a complaint from two convertible note holders and investors in the Company. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs in the matter of Hannan vs. Sugarmade. Under the terms of the settlement agreement, the company agreed to pay the plaintiffs $227,000 to settle all claims against the Company, which included the payoff of two notes outstanding. The parties had estimated the value of the notes at approximately $80,000. As of June 30, 2020, third parties had purchased two (2) notes of approximately $80,000. As of the date of this filing, there remains a balance, plus accrued interest on the $227,000 and on the $80,000 due under the notes.

●	On August 13, 2019, a lawsuit was filed against the Company for unpaid legal fees of $50,000 which originated from the Company’s former chairman and CEO. The Company was served in or around September 2019. The Company entered into a sentiment and owes a remaining total of $30,000, payable at the rate of $10,000 per month under this agreement.

There can be no assurances the ultimate liability relative to these lawsuits will not exceed what is outlined above.

7. Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

8. Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time, any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable, net of allowance, of $134,517 and $218,145 as of June 30, 2020 and 2019, respectively; and allowance for doubtful accounts of $447,498 and 412,666 as of June 30, 2020 and 2019, respectively.

9. Loan Receivable

Loan receivables amounted $1,365 and $85,533 as of June 30, 2020 and 2019, respectively. Loan receivables are mainly advanced payments to the other companies.

10. Loan Receivable – Related Parties

Loan receivables – related parties amounted $122,535 and $0 as of June 30, 2020 and 2019, respectively. Loan receivables – related parties are mainly advanced payments to the related party companies for business expense.

11. Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. The total inbound freight costs are $274,475 & $247,263 as of June 30, 2020 and 2019, respectively.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of June 30, 2020 and 2019, the balance for the inventory totaled $679,471 and $356,285, respectively. $15,445 were reserved for obsolescent inventory for the year ended June 30, 2020, and $14,548 were reserved for obsolescent inventory for the year ended June 30, 2019.

12. Other Current Assets

As of June 30, 2020 and 2019, other current assets consisted of the following:

	For the years ended June 30,
	2020	2019
Prepaid Deposit	$48,483	$2,145,000
Prepaid Inventory	65,449	172,045
Employees Advance	324	16,052
Prepaid Expenses	35,157	358,702
Others	113,991	28,075
Total	$263,404	$2,719,875

13. Intangible Asset

On April 1, 2017, the Company entered into a distribution and intellectual property assignment agreement with Wagner Bartosch, Inc. (“Wagner’’) for use of their Divider’™ used in frozen desserts and other related uses. In lieu of cash payment under the agreement, the Company was obliged to issue common shares of the Company valued at $75,000 for acquiring the use right of the distribution and intellectual property. The Company amortized this use right as intangible asset over ten years, and recorded $1,400 and $1,400 amortization expense for the years ended June 30, 2020 and 2019, respectively.

14. Property, Plant and Equipment

As of June 30, 2020 and 2019, property, plant and equipment consisted of the following:

	June 30, 2020	June 30, 2019
Office and equipment	$739,447	$709,745
Motor vehicles	164,244	96,265
Leasehold Improvement	24,742	21,970
Total	928,163	827,980
Less: accumulated depreciation	(429,116)	(351,395)
Plant and Equipment, net	$499,047	$476,585

For the years ended June 30, 2020 and 2019, depreciation expenses amounted to $110,032 and $71,390, respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the years ended June 30, 2020 and 2019.

15. Advanced to Investment

During December 2017, the Company entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers. On April 11, 2018, the same rights under the master marketing agreement were assigned to BZRTH Inc. On February 5, 2019, the Company exercised its option to acquire BZRTH and the transaction had been closed on October 30, 2019 in total fair value of $18,000,000. On January 15, 2020, the Company entered into a Rescission and Mutual Release Agreement (“Agreement”) with each of the parties agreeing to rescind the transaction and return all consideration exchanged pursuant to the Stock Exchange Agreement.

As of June 30, 2020 and June 30, 2019, the advanced to investments were $0 and $18,000,000.

16. Unearned Revenue

Unearned revenue amounted $53,248 and $61,672 as of June 30, 2020 and 2019, respectively. Unearned revenues are mainly due to contracts with extended payment terms, acceptance provisions and future delivery obligation.

17. Other Payable

Other payable amounted $691,801 and $420,450 as of June 30, 2020 and 2019, respectively. Other payables are mainly credit card payables and taxes payables. As of June 30, 2020, the Company had 8 credit cards, one American Express is a charge card with no limit and zero interest. The remaining 7 cards had total credit limit of $85,000, and APR from 11.24% to 29.99%.

18. Convertible Notes

As of June 30, 2020 and June 30, 2019, the balance owing on convertible notes, net of debt discount, with terms as described below was $1,740,122 and $1,046,909, respectively.

Convertible notes issued prior to the year ended June 30, 2019 were as follows:

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2020, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2020, the note is in default.

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2020, the note is in default.

Convertible note 4: On March 1, 2017, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has been purchased by other investor in total amount of $156,067 with a term of nine (9) months with an interest rate of 10% and is convertible to common shares at a 45% discount to the then current market price of our shares. As of June 30, 2020, the note has been fully converted.

Convertible note 5: On May 17, 2017, the Company entered a convertible promissory note with an investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. The note is due 12 months after each funding date and bears an interest rate of 10%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with exercise price of $0.15 per share and have cashless exercise option. During the three months ended September 30, 2019, the holder exercised 1,766,544 cashless warrant shares into 28,381,818 shares of the Company’s common stock. On September 23, 2019, the remaining warrant shares were settled by exchange $200,000 convertible note with interest of 10% per annum, due on September 23, 2020, with conversion price of 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the original principal balance has been fully converted, the remaining default charge balance of $250,000 has been forgave.

Convertible note 6: On September 20, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $267,500 (includes $5,000 legal fee and an OID of $12,500). The note is due 360 days and bears an interest rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the principal balance of 245,000 has been fully converted into the Company’s common stock.

Convertible note 7: On November 1, 2018, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2020, the note is in default.

Convertible note 8: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2020, the note is in default.

Convertible note 9: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2020, the note is in default.

Convertible note 10: On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2020, the note is in default.

Convertible note 11: On December 26, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $5,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 45% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 12: On January 8, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $105,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 13: On January 22, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 14: On January 24, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $53,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 15: On February 26, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 16: On March 4, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $7,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 58% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 17: On April 2, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 40% of average three lowest closing bid for the 10 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible note 18: On April 4, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 58% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 19: On May 2, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 40% of average three lowest closing bid for the 10 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible note 20: On May 7, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $2,500 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 58% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible note 21: On May 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 40% of average three lowest closing bid for the 10 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible note 22: On June 12, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $2,500 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 58% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible notes issued during the year ended June 30, 2020 were as follows:

Convertible note 23: On July 3, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 40% discount of average three lowest closing bid for the 10 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully repaid by cash.

Convertible note 24: On July 30, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $162,000 (includes $7,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 40% discount of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 25: On August 14, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $153,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 10%. The conversion price for the note is 65% of the average of lowest two closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 26: On August 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $37,500 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 27: On August 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $25,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 28: On September 23, 2019, the Company entered a warrant settlement agreement to exchange convertible promissory note for a total amount of $200,000. The note is due 360 days and bear an interest rate of 10%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully settled by $127,321 of cash and 18,181,818 shares of common stock.

Convertible note 29: On September 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $165,000 (includes $16,250 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 30: On September 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $165,000 (includes $16,250 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. During the year ended June 30, 2020, the note holder converted $50,000 principal with $2,992 interest expense into 56,007,062 shares of the Company’s common stock. As of June 30, 2020, the remaining note balance was $115,000.

Convertible note 31: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 32: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 33: On November 14, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the average three lowest closing bid for the 10 consecutive trading days prior to the conversion date. As of June 30, 2020, the note has been fully converted.

Convertible note 34: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 35: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 36: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 37: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 38: On December 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 39: On October 31, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $139,301. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is $0.008 per share.

Convertible note 40: On November 1, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is $0.008 per share.

Convertible note 41: On January 3, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 42: On January 14, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $150,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date.

Convertible note 43: On January 22, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $128,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 10%. The conversion price for the note is 35% discount to average of two lowest closing prices for the 20 consecutive trading days prior to the conversion date.

Convertible note 44: On February 4, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 360 days and bear an interest rate of 12%. The conversion price for the note is $0.001 per share.

Convertible note 45: On February 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000 (includes $10,000 OID). The note is due 360 days and bear an interest rate of 12%. The conversion price for the note is $0.001 per share.

Convertible note 46: On March 5, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $3,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date.

Convertible note 47: On April 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $75,000 (includes $2,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date.

Convertible note 48: On June 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 49: On June 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

In connection with the convertible debt, debt discount balance as of June 30, 2020 and June 30, 2019 were $880,879 and $1,189,341, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

As of the year ended June 30, 2020, the Company’s convertible notes consisted of following:

Start Date	End Date	Debt Discount As of 6/30/2019	Addition	Amortization	Debt Discount As of 6/30/2020
9/27/2019	9/25/2019	$—	$148,750	$(113,197)	$35,553
9/27/2019	9/25/2019	$—	$16,250	$(12,366)	$3,884
10/28/2019	10/27/2020	$—	$202,500	$(137,431)	$65,069
10/28/2019	10/27/2020	$—	$23,000	$(15,503)	$7,497
10/28/2019	10/27/2020	$—	$202,500	$(137,431)	$65,069
10/28/2019	10/27/2020	$—	$23,000	$(15,501)	$7,499
11/29/2020	11/30/2020	$—	$95,000	$(55,395)	$39,605
11/29/2020	11/30/2020	$—	$11,150	$(6,502)	$4,648
11/29/2020	11/30/2020	$—	$95,000	$(55,395)	$39,605
11/29/2020	11/30/2020	$—	$11,150	$(6,502)	$4,648
12/10/2019	12/10/2020	$—	$95,000	$(52,691)	$42,309
12/10/2019	12/10/2020	$—	$11,700	$(6,489)	$5,211
12/10/2019	12/10/2020	$—	$95,000	$(52,691)	$42,309
12/10/2019	12/10/2020	$—	$11,700	$(6,489)	$5,211
12/27/2019	12/27/2020	$—	$100,000	$(50,820)	$49,180
12/27/2019	12/27/2020	$—	$12,200	$(6,200)	$6,000
1/3/2020	12/27/2020	$—	$100,000	$(49,861)	$50,139
1/3/2020	12/27/2020	$—	$12,200	$(6,083)	$6,117
1/14/2020	1/14/2021	$—	$147,000	$(67,475)	$79,525
1/14/2020	1/14/2021	$—	$3,000	$(1,377)	$1,623
1/22/2020	1/22/2021	$—	$94,746	$(41,419)	$53,327
1/22/2020	1/22/2021	$—	$3,000	$(1,311)	$1,689
2/4/2020	8/4/2020	$—	$110,000	$(88,846)	$21,154
2/18/2020	8/18/2020	$—	$100,000	$(73,077)	$26,923
3/5/2020	3/5/2021	$—	$122,000	$(39,107)	$82,893
3/5/2020	3/5/2021	$—	$3,000	$(962)	$2,038
4/24/2020	4/24/2021	$—	$73,000	$(13,400)	$59,600
4/24/2020	4/24/2021	$—	$2,000	$(367)	$1,633
6/10/2020	6/10/2021	$—	$30,000	$(1,644)	$28,356
6/10/2020	6/10/2021	$—	$6,300	$(476)	$6,776
6/18/2020	6/18/2021	$—	$30,000	$(986)	$29,014
6/18/2020	6/18/2021	$—	$6,300	$(476)	$6,776
				Total:	$880,879

19.                   Derivative Liabilities

The derivative liability is derived from the conversion features in note 8 and stock warrant in note 10. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of June 30, 2020 and 2019, the derivative liability was $5,597,095 and $2,991,953, respectively. The Company recorded $1,442,295 and $4,191,727 loss from changes in derivative liability during the year ended June 30, 2020 and 2019, respectively. The Binomial model with the following assumption inputs:

June 30, 2019
Annual Dividend Yield	—
Expected Life (Years)	0.50-1.00
Risk-Free Interest Rate	1.92-2.64%
Expected Volatility	87-150%

June 30, 2020
Annual Dividend Yield	—
Expected Life (Years)	0.50-1.00
Risk-Free Interest Rate	0.16-2.10%
Expected Volatility	113-175%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2019	$2,991,953
Additions	$4,522,428
Mark to Market	$1,442,295
Cancellation of Derivative Liabilities Due to Cash Repayment	$(345,582)
Reclassification to APIC Due to Conversions	$(3,013,999)
Ending Balance, June 30, 2020	5,597,095

20.                Stock Warrants

On September 7, 2018, the Company entered a settlement agreement with several investors to settle all disputes by issues additional unrestricted shares. In connection with the note each individual investor will also receive warrants equal to the number of the shares the investors own as of the effective date of the settlement agreement. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $56,730. As of June 30, 2020 and June 30, 2019, the fair value of the warrant liability was $1,910 and $19,103, respectively.

On February 4, 2020, the Company entered a warrant agreement with an accredited investor up to 10,000,000 shares of common stock of the Company at exercise price of $0.008 per share, subject to adjustment. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $80,000. As of June 30, 2020, the fair value of the warrant liability was $78,000.

As of June 30, 2020 and June 30, 2019, the total fair value of the warrant liability was $79,910 and $24,658, respectively.

The Binomial model with the following assumption inputs:

Warrants liability:	June 30, 2019
Annual dividend yield	—
Expected life (years)	5.0
Risk-free interest rate	1.76%
Expected volatility	351%

Warrants issued in May 2017:	June 30, 2020
Annual dividend yield	—
Expected life (years)	3.0-5.0
Risk-free interest rate	0.18-1.69%
Expected volatility	137-318%

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining contractual life
Outstanding at June 30, 2016	131,250	0.20
Expired	131,250	0.20
Granted	505,000	$0.15	4
Outstanding at June 30, 2017	505,000	$0.15	3.86
Expired
Granted
Outstanding at June 30, 2018	505,000	$0.15	0.5
Expired
Granted	578,880	0.034	5
Outstanding at June 30, 2019	1,083,880	$0.034	5
Expired	(505,000)	0.15
Granted	1,000,000	0.008	5
Outstanding at June 30, 2020	1,578,880	$0.021	5

21.                Note Payable

Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (3.25% as of September 30, 2013). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of June 30, 2020 and 2019, the loan principal balance was $25,982.

Notes payable due to non-related parties

On June 15, 2018, the Company entered into a promissory note with one of the accredited investors. The original principal amount was $20,000 and the note bears 8% interest per annum. The note was payable upon demand. As of June 30, 2020 and 2019, this note had a balance of $20,000 and $20,000, respectively.

Notes payable due to related parties

On January 23, 2013, the Company entered into a promissory note with its former employee of the Company who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bears no interest. The note was payable upon demand. As of June 30, 2020 and 2019, this note had a balance of $15,427 and $18,000, respectively.

22.                Related Party Transactions

As of June 30, 2020 and 2019, the Company had outstanding balance of $71,369 and $78,000 owed to various related parties, respectively. See note 11 and 15 for the details.

23.                Loans Payable

On October 1, 2017, SGMD entered a straight promissory note with Greater Asia Technology Limited (Greater Asia) for borrowing $100,000 with maturity date on June 30, 2018; the note bears an interest rate of 33.33%. As of June 30, 2020 and 2019, the note was in default and the outstanding balance under this note was $96,401 and $63,924, respectively.

During the year ended June 30, 2019, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of June 30, 2020 and 2019, the outstanding balance with Greater Asia loans were $100,000 and $100,000, respectively.

On January 6, 2015, the Company entered into repayment agreement with its former employee for a loan of $9,500 at no interest. As of June 30, 2020 and 2019, the Company has an outstanding balance of $3,584 and $3,584.

On December 17, 2018, the Company entered into a repayment agreement with an individual for $100,000 at no interest. As of June 30, 2020 and 2019, the Company has an outstanding balance of $0 and $17,834, respectively.

On July 1, 2012, CarryOutSupplies entered an equipment loan agreement with a bank with maturity on June 21, 2024. The monthly payment is $648. As of June 30, 2020 and 2019, the outstanding balance under this loan were $24,524 and $29,243, respectively.

On March 18, 2020, the Company entered into a loan agreement for $150,000 with Celtic Bank with maturity date on March 18, 2020. As of June 30, 2020, the outstanding balance under this loan were $117,635.

On June 26, 2020, the Company entered into a government loan agreement for $8,000 with maturity date on December 26, 2020. As of June 30, 2020, the outstanding balance under this loan were $8,000.

On April 27, 2020, we entered into a loan borrowed $110,000 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum, and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounting for the PPP loan under Topic 470: (a). Initially record the cash inflow from the PPP loan as a financial liability and would accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b). Not impute additional interest at a market rate; (c). Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released or (2) the debtor pays off the loan; (d). Would reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received.

As of June 30, 2020 and 2019, the Company had an outstanding loan balance of $517,260 and $214,585, respectively.

 24.                Loans Payable – Related Parties

 On June 26, 2017, SGMD entered a straight promissory note with a company (whose major shareholder is the former director of the Company) for borrowing $180,820 with maturity date on March 31, 2018; the note bears an interest rate of 12%, commencing on October 31, 2017, and on the last day of each moth thereafter until the notes is paid in full, the Company shall make an interest payment. During the year ended June 30, 2019, all the principles have been converted into the Company’s common stocks. As of June 30, 2020 and 2019, the outstanding balance under this note was $0 and $0, respectively.

On July 7, 2016, SWC received a loan from an employee. The amount of the loan bore no interest and amortized on a monthly basis over the life of the loan. As of June 30, 2020 and 2019, the balance of the loan were $30,000 and $30,000, respectively.

25.                Shares to Be Issued

During the year ended June 30, 2020, the Company had entered into one consulting service agreement and one employment agreement , which had potential shares to be issued in total amount of $101,577.

As of June 30, 2020 and 2019, the Company had balance of $101,577 and $100,000 share to be issued.

26.                Equity transactions

The Company is authorized to issue 10,000,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. On April 22, 2020, the Company filed an amendment to increased the total authorized shares to 10,010,000,000 – 10,000,000,000 shall be designated common stock, par $0.001 per share and 10,000,000 shares shall be designated as preferred stock, par value $0.001 per share.

During the year ended June 30, 2018, the Company issued 1,171,429 shares of common stock for cash in total amount of $82,000.

During the year ended June 30, 2018, the Company issued 4,736,842 shares of common stock for services in total amount of $180,000.

During the year ended June 30, 2018, the Company issued 13,492,560 shares of common stock to settle the old debt in total amount of $306,810.

During the year ended June 30, 2019, the Company issued 8,658,685 shares of common stock to settle the old debt in total amount of $665,918.

During the year ended June 30, 2019, the Company issued 121,332,262 shares of common stock to convert the convertible notes in total amount of $2,783,237.

During the year ended June 30, 2019, the Company issued 14,842,857 shares of common stock for cash in total amount of $390,000.

During the year ended June 30, 2019, the Company issued 96,639,563 shares of common stock for services in total amount of $6,660,643.

During the year ended June 30, 2019, the Company (buyer) signed a letter of intent (LOI) regarding a potential acquisition of all the outstanding capital stock, assets and assumption of liabilities of a company (seller). The Company issued 10,000,000 shares of common stock as the stock compensations upon the signing of the LOI in total amount of $1,175,000. The share is non-refundable and vested immediately, but was issued on a restricted basis with a restrictive legend and will be subject to normal restrictions imposed by the financial industry and governmental agencies.

During the year ended June 30, 2019, the Company issued 200,000,000 shares of common stock as deposit for acquisition of BZRTH with a total value of $18,000,000. See Note 4 for details.

During the year ended June 30, 2019, the Company issued 2,000,000 shares of Series A preferred stock to multiple investors for EB-5 project to be issued in prior years.

As of June 30, 2019, the Company had 697,608,570 shares of its common stock issued and outstanding and 2,000,000 shares of its Series A preferred stock issued and outstanding.

During the year ended June 30, 2020, the Company issued 138,461,538 shares of common stock for cash in total amount of $690,287.

During the year ended June 30, 2020, the Company issued 1,077,643,486 shares of common stock to convert the convertible notes in total amount of $1,959,527.

During the year ended June 30, 2020, the Company issued 28,381,818 shares of common stock for warrant exercise in total fair value of $690,287.

During the year ended June 30, 2020, the Company issued 1,500,000 shares of common stock for service in total fair value of $81,200.

During the year ended June 30, 2020, the Company issued 19,181,818 shares of common stock to settle the old debt in total fair value of $290,455.

During the year ended June 30, 2020, the Company issued 249,373,817 shares of common stock for acquisition of BZRTH in total fair value of $3,566,046. The shares were cancelled pursuant to the rescission on January 15, 2020.

During the year ended June 30, 2020, the Company issued 750,001 shares of preferred stock for acquisition of BZRTH in total fair value of $10,725,014. The shares of preferred stock were cancelled pursuant to the rescission on January 15, 2020.

During the year ended June 30, 2020, the Company issued 415,000 shares of series B preferred stock for award to employee bonus in total fair value of $5,934,500.

During the year ended June 30, 2020, the Company issued 1,126,500 shares of series B preferred stock for award to officer’s compensation in total fair value of $2,928,900.

On April 17, 2020, the Company entered into a Series B Waiver Agreement (the “Waiver Agreement”) with its chief executive officer and corporate chairman of its board of directors, Jimmy Chan (“Chan”) relating to Chan’s ownership of One Million Five Hundred Thousand (1,500,000) of Series B Convertible Preferred Stock. Under the terms of the Waiver Agreement, Chan waives his rights (a) to the conversion rights granted to him in the Series B Convertible Preferred Stock and (b) the rights to proceeds in the event of any liquidation, dissolution or winding up as may be provided in the Certificate of Incorporation pertaining to said Series B Preferred Stock, if any. In the event that there is a merger or consolidation (other than one in which stockholder of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, this event will be treated as a liquidation event. The Series B Convertible Preferred Stock continues to vote or have the right to vote, together with the Common Stock as if it were on an as-converted basis, and not as a separate class, subject to any adjustments for stock dividends, splits, combinations and similar events.

As of June 30, 2020, the Company had 1,763,277,230 shares of its common stock issued and outstanding.

As of June 30, 2020, the Company had 3,541,500 shares of its Series B preferred stock issued and outstanding.

27.                Commitments and Contingencies

On February 23, 2018 the Company entered into lease agreement for a new office space as part of the plan to expand operation, the lease is set to commence Commencing March 1, 2018. The term of the lease is for a (5) Five Years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367. As of the date of this filing, this property became the headquarter of the company.

Our warehouse along with some office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five years and two months ending on April 30, 2025. The current monthly rental payment for the facility is $13,022.

For The Year Ended
June 30, 2020
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$149,976

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended June 30, 2020	$108,073
Remaining lease term – operating leases (in years)	2.67
Average discount rate – operating leases	10%
The supplemental balance sheet information related to leases for the periods are as follows:
Operating leases
Right-of-use assets	$1,105,755
Total operating lease assets	$1,105,755

Short-term operating lease liabilities	$120,645
Long-term operating lease liabilities	$1,019,369
Total operating lease liabilities	$1,140,014

Maturities of the Company’s lease liabilities are as follows:

Period ending June 30,	Operating
Lease
2021	370,971
2022	375,515
2023	315,051
2024	156,267
2025	130,222
Total lease payments	1,348,026

Less: Imputed interest/present value discount	(208,012)
Present value of lease liabilities	$1,140,014

28.                Income Tax

The deferred tax asset as of June 30, 2020 and 2019 consisted of the following:

	2020	2019
Net Operating Loss Carryforwards	$12,028,883	$11,909,744
Less Valuation Allowance	(12,028,883)	(11,909,744)
	$—	$—

Management provided a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s loss. When the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance.

As of June 30, 2020, the Company has net operating loss carryforward of $56,139,045 which is available to offset future taxable income that expires by year 2036.

TCJA modified net operating loss (NOL) rules. For most taxpayers, NOLs arising in tax years ending after 2017 can only be carried forward. Exceptions apply to certain farming losses and NOLs of insurance companies other than a life insurance company.

For losses arising in taxable years beginning after Dec. 31, 2017, the new law limits the NOL deduction to 80% of taxable income.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% for 2020 and 2018 is as follows:

	2020	2019
US federal statutory income tax rate	(21)%	(21)%
State tax – net of benefit	(7)%	(7)%
Non-deductible expenses, net of federal benefit	7%	7%
Increase in valuation allowance	21%	21%
Income tax expense	—	—

29.                 Subsequent Events

Convertible Notes

On July 16, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $260,700. The note is due 365 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest price of the common stock traded in the 20 trading days prior to the conversion date.

On July 21, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $200,200. The note is due 365 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest price of the common stock traded in the 20 trading days prior to the conversion date.

On September 9, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000. The note is due on March 10, 2021 and bear an interest rate of 12%. The conversion price for the note is a fixed price of $0.01 per share. After the 6 month anniversary of this Note, the Conversion Price shall be equal to the lower of the Fixed Price or 65% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent.

On September 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $227,700. The note is due 365 days and bear an interest rate of 8%. The conversion price for the note is 60% of the lowest price of the common stock traded in the 20 trading days prior to the conversion date.

On September 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $212,300. The note is due on March 25, 2021 and bear an interest rate of 12%. The conversion price for the note is a fixed price of $0.01 per share. After the 6 month anniversary of this Note, the Conversion Price shall be equal to the lower of the Fixed Price or 65% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent.

On October 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $231,000. The note is due on April 9, 2021 and bear an interest rate of 12%. The conversion price for the note is a fixed price of $0.01 per share. After the 6 month anniversary of this Note, the Conversion Price shall be equal to the lower of the Fixed Price or 65% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent.

Convertible note conversions

Subsequent to October 11, 2020, there were multiple accredited investors converted approx. $1,301,700 of the convertible notes with $64,532 accrued interest into 1,081,411,606 shares of the Company’s common stocks.

Lease

On September 28, 2020, the Company and LMK Capital LLC (“LMK”) entered into a Residential Lease (the “Lease”) pursuant to which LMK agreed to lease to the Company five acres located in Northern California and owned by LMK (the “Property”). Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is majority owner of LMK. The term of the Lease begins on October 1, 2020 and ends on September 30, 2023; provided, however, that at the end of the term, the Lease will continue on a month-to-month basis. in the Pursuant to the terms of the Lease, the Company will pay rent in the amount of $20,000 per month. The Lease also provides that the Company will pay a $250,000 security deposit to LMK. Pursuant to the terms of the Lease, the monthly rent will increase to $0.50 per sq. ft. on cultivation area upon approval of certificate of occupancy with a 3% increase each subsequent year.

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Certificate of Incorporation dated June 20, 2007	3/14/2008
2.2	Amendment to Certificate of Incorporation dated January 14, 2008	3/14/2008
2.3	Certificate of Amendment to Articles of Incorporation, dated October 12, 2018	10/12/2018
2.4	Certificate of Correction of Designations, Powers, Preferences And Other Rights Of The Series A Convertible Preferred Stock.	8/20/2018
2.5	Amended and Restated By-Laws	3/14/2008
2.6	Certificate of Amendment	Herewith
2.7	Certificate of Correction	Herewith
2.8	Certificate of Amendment	Herewith
4.1	Form of Subscription Agreement	8/17/2020
6.1	Share Purchase Agreement between Company and Indigo Dye Group	8/17/2020
6.2	Option to Purchase Share of Indigo Dye Group	8/17/2020
6.3	Lease Agreement with Warehouse Way Associates LLP	Herewith
11.1	Consent of L & L CPAs, PA	Herewith
Consent of Eilers Law Group, P.A. (Included in Exhibit 12.1)
12.1	Opinion of Counsel – Eilers Law Group, P.A.	Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monrovia, California on this 30th day of November 2020

Signature	Title	Date

/s/ Jimmy Chan Jimmy Chan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive and Financial Officer)	November 30, 2020
/s/ Christopher H. Deiterich Christopher H. Deiterich	Director	November 30, 2020